SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          DALRADA FINANCIAL CORPORATION
                   (FORMERLY IMAGING TECHNOLOGIES CORPORATION)
                  (Name of small business issuer in its charter)


DELAWARE . . . . . . . . . . . .                           7363           33-0021693
--------------------------------  -----------------------------  -------------------
(State or other jurisdiction of.  (Primary Standard Industrial      (I.R.S. Employer
--------------------------------  -----------------------------  -------------------
incorporation or organization) .  Classification Code Number )   Identification No.)
--------------------------------  -----------------------------  -------------------


9449 Balboa Avenue, Suite 211, San Diego, California.       92123
-----------------------------------------------------  ----------
(Address of principal executive offices). . . . . . .  (Zip code)
-----------------------------------------------------  ----------

Registrant's  Address  and  Telephone  number,  including  area  code:

                                   Brian Bonar
                             Chief Executive Officer
                          9449 Balboa Avenue, Suite 211
                               San Diego, CA 92123
                                 (858) 451-6120
            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
    ------------
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(c) under
                                                               -----------
the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(d) under
                                                               -----------
the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
                                                                 --------
the  following  box.  [  ]

CALCULATION  OF  REGISTRATION  FEE

                        Proposed         Proposed
                        Maximum          maximum
Title of each class of  offering         aggregate    Exercise    Amount of
securities to be . . .  Amount to be     price per    offering    price per    Proceeds to  registration
registered . . . . . .  registered  (1)  share (2)    price       share (2)    DRDF         fee
Common  Shares, par
value $.005 underlying
secured convertible
debenture. . . . . . .  228,571,429 (3)  $     0.007  $1,600,000  $    202.72
----------------------  ---------------  -----------  ----------  -----------


Shares underlying
warrant. . . . . . . .      16,000,000   $     0.011  $  176,000  $     22.30

Total Registration Fee     244,571,429   $    225.02

1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)     Estimated  solely  for  the purpose of determining the registration fee.

(3) Common stock issuable upon conversion of an aggregate of $800,000 in convertible debentures issued in connection with a December 17, 2003 financing to the following investors: Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP, Longview Fund, L.P. and Stonestreet Limited Partnership, which includes a 100% reserve.

(4) Common stock issuable upon the conversion of warrants issued in connection with the convertible note.

                              ---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED October 27, 2004

                          Dalrada Financial Corporation
                       244,571,429 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 244,571,429 shares of Dalrada Financial Corporation's ("DRDF")(Formerly Imaging Technologies Corporation) common stock, including 64,285,714 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the conversion of $225,000 in secured convertible debentures at $0.007 per share, up to 64,285,714 shares of common stock issuable to Gamma Opportunity Capital Partners, LP upon the conversion of $225,000 in secured convertible debentures at $0.007 per share, up to 57,142,857 shares of common stock issuable to Longview Fund, L.P. upon the conversion of $200,000 in secured convertible debentures at $0.007 per share, up to 42,857,143 shares of common stock issuable to Stonestreet Limited Partnership upon the conversion of $150,000 in secured convertible debentures at $0.007 per shares and upon the exercise of common stock purchase warrants for an aggregate of 16,000,000 shares at a purchase price per share of 110% of the Closing trade price as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding but not including the closing date.

On December 17, 2003, DRDF issued $800,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price per share being the lower of (i) $.02 ("Maximum Base Price") or
(ii) seventy percent (70%) of the average of the three lowest closing bid prices for the sixty (60) trading days prior to but not including the conversion date for the common stock.

The holders of the 8% convertible debentures may not convert its securities into shares of DRDF's common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DRDF's common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to DRDF. Since the number of shares of DRDF's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DRDF's common stock prior to a conversion, the actual number of shares of DRDF's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP, Longview Fund, L.P. and Stonestreet Limited Partnership are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "DRDF". On October 25, 2004, the closing bid price of our Common Stock on the OTC Bulletin Board was $.0025.

DRDF's shares of Common Stock are "penny stocks" as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the "Risk Factors" section beginning on page 7 of this Prospectus discussing the applicability of the "Penny Stock Rules" to transactions in DRDF's securities.

Investing  in  these  securities involves significant risks.  SEE "RISK FACTORS"
BEGINNING  ON  PAGE  7  OF  THIS  PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                 The date of this prospectus is October 27, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table  of  Contents

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
SECTION TITLE. . . . . . . . . . . . . . . . . . . . . . . . .  PAGE NO.
Summary of Information in the Prospectus . . . . . . . . . . .         5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .         7
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . .        13
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .        14
Market for Common Equity and Related Stockholder Matters . . .        15
Management's Discussion and Analysis or Plan of Operations . .        17
Our Business . . . . . . . . . . . . . . . . . . . . . . . . .        30
Management . . . . . . . . . . . . . . . . . . . . . . . . . .        35
Executive Compensation . . . . . . . . . . . . . . . . . . . .        37
Security Ownership of Certain Beneficial Owners and Management        39
Certain Relationships and Related Transactions . . . . . . . .        40
Description of Securities. . . . . . . . . . . . . . . . . . .        41
Selling Stockholders . . . . . . . . . . . . . . . . . . . . .        41
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .        43
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .        45
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .        47
Other Available Information. . . . . . . . . . . . . . . . . .        47
Financial Statements . . . . . . . . . . . . . . . . . . . . .  F-1
Indemnification. . . . . . . . . . . . . . . . . . . . . . . .        49

                               PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "Financial Statements". Unless otherwise indicated, this Prospectus assumes that any of DRDF's outstanding options or warrants have not been exercised into shares of DRDF's Common Stock.

                          DALRADA FINANCIAL CORPORATION

     Dalrada Financial Corporation (OTCBB symbol: DRDF) ("DRDF" or the "Company")(formerly Imaging Technologies Corporation) was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 17075 via Del Campo, San Diego, CA 92127. The Company's main phone number is (858) 451-6120.

     We provide a variety of financial services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance, employee benefits, 401k investment services, personal financial management, and income tax consultation. In November 2001, we began to provide these financial services that relieve existing and potential customers of the burdens associated with personnel management and control. To this end, the Company, through strategic acquisitions, became a professional employer organization ("PEO").

     DRDF provides financial services principally through its wholly-owned SourceOne Group, Inc. ("SOG") subsidiary, which includes several operating units, including ProSportsHR , MedicalHR , and, CallCenterHR (established subsequent to June 30, 2003). These units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, and (in the case of MedicalHR and CallCenterHR), temporary staffing services, to small and medium-sized businesses.

     In January 2003, we completed the acquisition of a controlling interest approximating 88% of the shares of Greenland Corporation. Greenland shares are traded on the NASD Electronic Bulletin Board under the symbol GRLC. Greenland is a financial services company, whose wholly-owned ExpertHR subsidiary provides the same services as SOG. Greenland's wholly-owned Check Central, Inc. subsidiary is an information technology company that has developed the Check Central Solutions' transaction processing system software and related MAXcash Automated Banking Machine (ABM kiosk designed to provide self-service check cashing and ATM-banking functionality). At present, there is no activity in this subsidiary; and management is evaluating its future. Subsequently, in March 2004, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities. Also see "Management's Discussion and Analysis of Financial Condition or Plan of Operation - Acquisitions, Dispositions and Sale of Business Units."

     In January 2003, we completed the acquisition of a controlling interest (approximately 85%) in the shares of Quik Pix, Inc. ("QPI"). QPI shares are traded on the National Quotation Bureau Pink Sheets under the symbol QPIX. QPI is a visual marketing support firm located in Buena Park, California. QPI's major source of revenues is in developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion , which is a patented, color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for three to five distinct images to be displayed with an existing lightbox.

     In prior years, we were principally involved in the development and distribution of imaging products. Our core technologies are related to the design and development of software products that improve the accuracy of color reproduction. Our ColorBlind software provides color management to improve the accuracy of color reproduction - especially as it relates to matching color between different devices in a network, such as monitors and printers. These products are now supported and distributed by QPI. Additionally, we market our ColorBlind software products on the Internet through our color.com website.

THE  OFFERING


                                                                    Up to 244,571,429 including i) up to 228,571,429 shares of common stock underlying convertible debentures (and 100%
                                                                    reserve) in the aggregate amount of $800,000, and ii) up to
  16,000,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price per share of 110% of the Closing trade price as reported by Bloomberg L.P. for the
  OTC Bulletin Board for the trading day preceding but not
Securities Offered by Selling Shareholders . . . . . . . . . . . .  Including the closing date.
------------------------------------------------------------------  ------------------------------------------------------------

Common Stock Outstanding after the offering. . . . . . . . . . . .  Up to 840,656,369  Shares
------------------------------------------------------------------  ------------------------------------------------------------

Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . .  The selling shareholders can sell the shares at any price.
------------------------------------------------------------------  ------------------------------------------------------------

  This prospectus relates to shares of DRDF's common stock that may be offered and sold from time to time by the selling
  stockholders.  We will not receive any proceeds from the sale of shares by the selling shareholders.  However, we will receive proceeds upon the exercise of any warrants that may be
  exercised by the selling shareholders.  These funds will be used
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  For ongoing operations.
------------------------------------------------------------------  ------------------------------------------------------------

  Our Common Stock is quoted on the Over-the Counter Bulletin
  Board, also called OTCBB, under the trading symbol "DRDF".
  The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future
Market for our Common Stock. . . . . . . . . . . . . . . . . . . .  For our Common Stock.
------------------------------------------------------------------  ------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 596,084,940 shares of common stock outstanding as of September 30, 2004 and assumes the subsequent conversion of the $800,000 issued convertible debenture and the exercise of warrants.

On December 17, 2003, DRDF issued $800,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price per share being the lower of (i) $.02 ("Maximum Base Price") or
(ii) seventy percent (70%) of the average of the three lowest closing bid prices for the sixty (60) trading days prior to but not including the conversion date for the common stock.

The holders of the 8% convertible debentures may not convert its securities into shares of DRDF's common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DRDF's common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to DRDF. Since the number of shares of DRDF's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DRDF's common stock prior to a conversion, the actual number of shares of DRDF's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

                                  RISK FACTORS

An investment in shares of DRDF's Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy DRDF's common stock. If any of the following risks actually occur, DRDF's business would likely suffer. In these circumstances, the market price of DRDF's common stock could decline, and you may lose all or part of your investment.

RISKS  RELATING  TO  OUR  BUSINESS:
-----------------------------------

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

     Our business has not been profitable in the past and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. See "Potential Fluctuation in Our Quarterly Performance." The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

     To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying the Company's June 30, 2003 financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company's ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. The Company plans to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing.

IF OUR QUARTERLY PERFORMANCE CONTINUES TO FLUCTUATE, IT MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     Our quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a negative impact on our results of operations. We may experience significant quarterly fluctuations in revenues and operating expenses as we introduce new products and services. Accordingly, any inaccuracy in our forecasts could adversely affect our financial condition and results of operations. Demand for our products and services could be adversely affected by a slowdown in the overall demand for imaging products and/or financial and PEO services. Our failure to complete shipments during a quarter could have a material adverse effect on our results of operations for that quarter. Quarterly results are not necessarily indicative of future performance for any particular period.

SINCE MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE A REDUCTION IN MARKET SHARE AND REVENUES.

     The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors' products and services, the performance of our products and of our competitors' products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

     The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

     In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively. Acquisitions involve a number of risks, including: integrating acquired products and technologies in a timely manner, integrating businesses and employees with our business, managing geographically-dispersed operations, reductions in our reported operating results from acquisition-related charges and amortization of goodwill, potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees, the diversion of management attention, the assumption of unknown liabilities, potential disputes with the sellers of one or more acquired entities, our inability to maintain customers or goodwill of an acquired business, the need to divest unwanted assets or products, and the possible failure to retain key acquired personnel.

     Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock.

IF WE ARE UNABLE TO DEVELOP AND/OR ACQUIRE NEW PRODUCTS IN A TIMELY MANNER, WE MAY EXPERIENCE A SIGNIFICANT DECLINE IN SALES AND REVENUES, WHICH MAY HURT OUR ABILITY TO CONTINUE OPERATIONS.

     The markets for our products are characterized by rapidly evolving technology, frequent new product introductions and significant price competition. Consequently, short product life cycles and reductions in product selling prices due to competitive pressures over the life of a product are common. Our future success will depend on our ability to continue to develop new versions of our ColorBlind software, and to acquire competitive products from other manufacturers. We monitor new technology developments and coordinate with suppliers, distributors and dealers to enhance our products and to lower costs. If we are unable to develop and acquire new, competitive products in a timely manner, our financial condition and results of operations will be adversely affected.

IF WE ARE FOUND TO BE INFRINGING ON A COMPETITOR'S INTELLECTUAL PROPERTY RIGHTS OR IF WE ARE REQUIRED TO DEFEND AGAINST A CLAIM OF INFRINGEMENT, WE MAY BE REQUIRED TO REDESIGN OUR PRODUCTS OR DEFEND A LEGAL ACTION AT SUBSTANTIAL COSTS TO US.

     We currently hold only one patent through our QPI subsidiary for its Photomotion product. Our software products are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints.

IF OUR DISTRIBUTORS REDUCE OR DISCONTINUE SALES OF OUR PRODUCTS, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

     Our products are marketed and sold through a distribution channel of value added resellers, manufacturers' representatives, retail vendors, and systems integrators. We have a small network of dealers and distributors in the United States and internationally. We support our worldwide distribution network and end-user customers through operations headquartered in San Diego.

     Portions of our sales are made through distributors, who may carry competing product lines. These distributors could reduce or discontinue sales of our products, which could adversely affect us. These independent distributors may not devote the resources necessary to provide effective sales and marketing support of our products. In addition, we are dependent upon the continued viability and financial stability of these distributors, many of which are small organizations with limited capital. These distributors, in turn, are substantially dependent on general economic conditions and other unique factors affecting our markets.

INCREASES IN HEALTH INSURANCE PREMIUMS, UNEMPLOYMENT TAXES, AND WORKERS' COMPENSATION RATES WILL HAVE A SIGNIFICANT EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

Health insurance premiums, state unemployment taxes, and workers' compensation rates are, in part, determined by our PEO companies' claims experience, and comprise a significant portion of our direct costs. We employ risk management procedures in an attempt to control claims incidence and structure our benefits contracts to provide as much cost stability as possible. However, should we experience a large increase in claims activity, the unemployment taxes, health insurance premiums, or workers' compensation insurance rates we pay could increase. Our ability to incorporate such increases into service fees to clients is generally constrained by contractual agreements with our clients. Consequently, we could experience a delay before such increases could be reflected in the service fees we charge. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

WE CARRY SUBSTANTIAL LIABILITY FOR WORKSITE EMPLOYEE PAYROLL AND BENEFITS COSTS.

Under our client service agreements, we become a co-employer of worksite employees and we assume the obligations to pay the salaries, wages, and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as a principal, not merely as an agent of the client company. Our obligations include responsibility for (a) payment of the salaries and wages for work performed by worksite employees, regardless of whether the client company makes timely payment to us of the associated service fee; and (2) providing benefits to worksite employees even if the costs incurred by us to provide such benefits exceed the fees paid by the client company. If a client company does not pay us, or if the costs of benefits provided to worksite employees exceed the fees paid by a client company, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on the our financial condition or results of operations.

AS A MAJOR EMPLOYER, OUR OPERATIONS ARE AFFECTED BY NUMEROUS FEDERAL, STATE, AND LOCAL LAWS RELATED TO LABOR, TAX, AND EMPLOYMENT MATTERS.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities or an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to us, such an application could have a material adverse effect on our financial condition or results of operations.

While many states do not explicitly regulate PEOs, over 20 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

THE MAINTENANCE OF HEALTH AND WORKERS' COMPENSATION INSURANCE PLANS THAT COVER WORKSITE EMPLOYEES IS A SIGNIFICANT PART OF OUR BUSINESS.

The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship, and on terms that we believe to be favorable. While we believe that replacement contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

OUR STANDARD AGREEMENTS WITH PEO CLIENTS ARE SUBJECT TO CANCELLATION ON 60-DAYS WRITTEN NOTICE BY EITHER THE COMPANY OR THE CLIENT.

Accordingly, the short-term nature of our client service agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

A NUMBER OF PEO INDUSTRY LEGAL ISSUES REMAIN UNRESOLVED WITH RESPECT TO THE CO-EMPLOYMENT AGREEMENT BETWEEN A PEO AND ITS WORKSITE EMPLOYEES, INCLUDING QUESTIONS CONCERNING THE ULTIMATE LIABILITY FOR VIOLATIONS OF EMPLOYMENT AND DISCRIMINATION LAWS.

Our client service agreement establishes a contractual division of responsibilities between our clients and us for various personnel management matters, including compliance with and liability under various government regulations. However, because we act as a co-employer, we may be subject to liability for violations of these or other laws despite these contractual provisions, even if we do not participate in such violations. Although our agreement provides that the client is to indemnify us for any liability attributable to the conduct of the client, we may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. Additionally, worksite employees may be deemed to be our agents, subjecting us to liability for the actions of such worksite employees.

IF THE SUPERIOR SECURITY INTEREST HELD BY IMPERIAL BANK IS REMOVED AND IF ALL OF THE LAWSUITS CURRENTLY FILED WERE DECIDED AGAINST US AND/OR ALL THE JUDGMENTS CURRENTLY OBTAINED AGAINST US WERE TO BE IMMEDIATELY COLLECTED, WE WOULD HAVE TO CEASE OUR OPERATIONS.

     Throughout fiscal 2001, 2002 and 2003, and through the date of this filing, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $3 million. These actions are in various stages of litigation, with many resulting in judgments being entered against us. Several of those who have obtained judgments have filed judgment liens on our assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars. Should we be required to pay the full amount demanded in each of these claims and lawsuits, we may have to cease our operations. However, to date, the superior security interest held by Imperial Bank has prevented nearly all of these trade creditors from collecting on their judgments.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

     For several recent periods, up through the present, we had a net loss and negative working capital, which raises substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force, suspended some of our operations, and entered into new market segments (financial services), if we are unable to achieve the necessary revenues or raise or obtain needed funding, we may be forced to discontinue operations.

IF AN OPERATIONAL RECEIVER IS REINSTATED TO CONTROL OUR OPERATIONS, WE MAY NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN.

     On August 20, 1999, at the request of Imperial Bank, our primary lender, the Superior Court, San Diego appointed an operational receiver to us. On August 23, 1999, the operational receiver took control of our day-to-day operations. On June 21, 2000, the Superior Court, San Diego issued an order dismissing the operational receiver as a part of a settlement of litigation with Imperial Bank pursuant to the Settlement Agreement effective as of June 20, 2000. The Settlement Agreement requires that we make monthly payments of $150,000 to Imperial Bank until the indebtedness is paid in full. This agreement does not require us to pay any interest unless we default on the settlement agreement and fail to cure the default. Regardless, we have continued to accrue interest on this debt until it has been paid and there is no possibility that such interest will become due and payable. However, in the future, without additional funding sufficient to satisfy Imperial Bank and our other creditors, as well as providing for our working capital, there can be no assurances that an operational receiver may not be reinstated. If an operational receiver is reinstated, we will not be able to expand our products nor will we have complete control over sales policies or the allocation of funds.

     The penalty for noncompliance of the Settlement Agreement is a stipulated judgment that allows Imperial Bank to immediately reinstate the operational receiver and begin liquidation proceedings against us. Our current arrangement with CoAmerica Bank (formerly Imperial Bank) reduces are monthly payments of $50,000. The remaining balance due as of June 30, 2004, is $3.1 million.


WE HAVE NOT REMAINED CURRENT IN OUR PAYMENT OF FEDERAL AND STATE INCOME AND OTHER PAYROLL-RELATED TAXES WITHHELD IN OUR PEO BUSINESS.

We have not been able to remain current in our payments of federal and state tax obligations related to our PEO operations. We are currently working with the Internal Revenue Service and state agencies to resolve these issues and establish repayment plans. If we are not able to establish repayment plans that allow us to continue our operations, we may be forced to cease doing business in the financial services marketplace. The amount due as of June 30, 2004 is approximately $5.3 million.

RISKS  RELATING  TO  OUR  STOCK:
-------------------------------

THE ISSUANCE OF THE SHARES IN THIS OFFERING, PLUS THE EXISTING OUTSTANDING CONVERTIBLE NOTES, WILL RESULT IN DILUTION.

There are a large number of shares underlying the convertible note and warrants in this offeringthat may be available for future sale and the sale of these shares may depress the market price of DRDF's common stock and may cause substantial dilution to DRDF's existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of DRDF's stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of DRDF's warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of DRDF's common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to DRDF's existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing
70%, 50%, and 25% of the current market price (assuming a market price of approximately $0.01. As of September 30, 2004, we had 596,084,940 shares of common stock outstanding.

-     70%  of  current  stock  price:

DRDF's stock converted at 70% of current stock price would result in a debenture conversion rate of $.007 cents. To convert the $800,000 convertible debenture would require 114,285,714 shares of DRDF's common stock, or 19% of DRDF's current outstanding shares.

-     50%  of  current  stock  price:

DRDF's stock converted at 50% of current stock price would result in a debenture conversion rate of $.005 cents. To convert the $800,000 convertible debenture would require 160,000,000 shares of DRDF's common stock, or 26% of DRDF's current outstanding shares.

-     25%  of  current  stock  price

DRDF's stock converted at 25% of current stock price would result in a debenture conversion rate of $.0025 cents. To convert the $800,000 of convertible debentures would require 320,000,000 shares of DRDF's common stock, or 54% of DRDF's current outstanding shares.

SEE THE "SECURITY OWNERSHIP TABLE", DESCRIPTION OF SECURITIES AND THE "SELLING SECURITY HOLDER TABLE" BEGINNING ON PAGE 31, 34 AND PAGE 35, RESPECTIVELY, OF THIS PROSPECTUS.

THE OVERHANG AFFECT FROM THE RESALE OF THE SELLING SHAREHOLDERS SECURITIES ON THE MARKET COULD RESULT IN LOWER STOCK PRICES WHEN CONVERTED

Overhang can translate into a potential decrease in DRDF's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, DRDF's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF DRDF'S STOCK.

The warrant and debenture holder may sell shares of DRDF's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of DRDF's stock's market price.

THE  MARKET PRICE OF OUR COMMON STOCK HISTORICALLY HAS FLUCTUATED SIGNIFICANTLY.

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings compared to the estimates of securities analysts, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our customers and suppliers.

In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance.

DRDF'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN DRDF'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN DRDF'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN DRDF'S STOCK.

DRDF's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

- The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
-     The  brokerage  firm's  compensation  for  the  trade.
- The compensation received by the brokerages firm's salesperson for the trade.

In  addition,  the  brokerage  firm  must  send  the  investor:

- Monthly account statement that gives an estimate of the value of each penny stock in your account.
-     A  written  statement  of  your  financial situation and investment goals.

Legal  remedies,  which  may  be  available  to  you,  are  as  follows:

- If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
- If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.

- If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

DRDF'S ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

DRDF anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DRDF does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DRDF's Board of Directors and will depend on DRDF's general business condition.

FURTHER DILUTION MAY OCCUR IF DRDF ENTERS INTO ADDITIONAL SERVICE CONTRACTS IN THE FUTURE, WHICH REQUIRES ISSUANCE OF MORE COMMON STOCK SHARES.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of DRDF after June 30, 2004 and taking into consideration $650,000 net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such offering will be $(0.061) per share of common stock. This represents an immediate increase in our net tangible book value of $0.01 per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.06 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").


The following table illustrates this per share dilution at June 30, 2004:
--------------------------------------------------------------------------

Offering Price per share of Common Stock (Avg) . . . . . . . . . . . . . .  $  0.007
--------------------------------------------------------------------------  ---------

Adjusted net tangible book value (deficit) per share of
--------------------------------------------------------------------------
Common Stock at September 30, 2003
--------------------------------------------------------------------------
Before this Offering . . . . . . . . . . . . . . . . . . . . . . . . . . .   ($0.063)
--------------------------------------------------------------------------  ---------

Increase attributable to the Offering. . . . . . . . . . . . . . . . . . .  $  0.002
--------------------------------------------------------------------------  ---------

Adjusted net tangible book value (deficit)
--------------------------------------------------------------------------
per share of Common Stock
--------------------------------------------------------------------------
After this Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . .   ($0.061)
--------------------------------------------------------------------------  ---------

Dilution in adjusted net tangible book
--------------------------------------------------------------------------
Value per share of Common Stock
--------------------------------------------------------------------------
to New Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  0.002
--------------------------------------------------------------------------  ---------

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

INFORMATION  ABOUT  FORWARD-LOOKING  STATEMENTS
-----------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

USE  OF  PROCEEDS
-----------------

DRDF will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum DRDF would receive are proceeds of approximately $240,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that DRDF receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents DRDF's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. DRDF reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS
---------------------------------------------------------------

     Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "DRDF". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

                           High   Low
                           -----  -----
Year ended June 30, 2002
     First quarter. . . .  $0.07  $0.03
     Second quarter . . .   0.02   0.05
     Third quarter. . . .   0.05   0.01
     Fourth quarter . . .   0.04   0.01
Year ended June 30, 2003
     First quarter. . . .  $0.05  $0.01
     Second quarter . . .   0.04   0.01
     Third quarter. . . .   0.02   0.01
     Fourth quarter . . .   0.02   0.01
Year ended June 30, 2004
     First quarter. . . .  $0.04  $0.01
     Second quarter . . .   0.04   0.02
     Third quarter. . . .   0.02   0.01
     Fourth Quarter . . .   0.01   0.01

     As of June 30, 2004, there were approximately 447 registered shareholders of DRDF's Common Stock.
reported by our transfer agent, American Stock Transfer, and as of September 30, 2004 there were approximately 596,084,940 shares issued and outstanding.

DIVIDENDS

     We have never declared nor paid any cash dividends on our common stock. We currently intend to retain earnings, if any, after any payment of dividends on our 5% Convertible Preferred Stock, for use in our business and therefore, do not anticipate paying any cash dividends on our common stock.

     Holders of the 5% Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually, commencing on October 15, 1986. DRDF has never declared nor paid any cash dividends on the 5% Convertible Preferred Stock. Dividends in arrears at June 30, 2004 were $421 thousand.

     We do not anticipate paying dividends on the 5% Convertible Preferred Stock in the near future. However, the 5% Convertible Preferred Stock is convertible, at any time, into shares of DRDF common stock, at a price of $17.50 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, we shall reserve, and keep reserved, out of our authorized but un-issued shares of common stock, sufficient shares to effect the conversion of all shares of the 5% convertible preferred stock.

     On August 9, 2002, pursuant to shareholder authorization, we implemented a 1-for-20 reverse split of our common stock. All share and per share data in this Form 10-K have been retroactively restated to reflect this reverse stock split.

TRANSFER  AGENT  AND  REGISTRAR

     DRDF's transfer agent is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 54107, with phone number of (801) 266-7151

                          SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


In thousands
-----------------------------
                               Year ended June 30,
                               ---------------------
                                               2004       2003
                               ---------------------  ---------
  (Audited)*
-----------------------------
Gross Profit. . . . . . . . .  $              3,224   $  1,665
-----------------------------  ---------------------  ---------
Total Operating Costs . . . .                 4,196      5,623
-----------------------------  ---------------------  ---------
Loss from Operations. . . . .                  (972)    (3,958)
-----------------------------  ---------------------  ---------

Provision for Income Taxes. .                     -          -
-----------------------------  ---------------------  ---------
Other income (expenses), net.                 1,053     (2,918)
-----------------------------  ---------------------  ---------
Net income( Loss) . . . . . .                    81   $ (6,876)
-----------------------------  ---------------------  =========
Weighted average Common
-----------------------------
 Shares outstanding . . . . .               331,004     97,153
-----------------------------  =====================  =========

Net income (loss) per share .  $               0.00   $  (0.07)
-----------------------------  ---------------------  =========

Total Assets. . . . . . . . .  $              2,852   $  7,595
-----------------------------  ---------------------  ---------
Total Liabilities . . . . . .  $             23,777   $ 31,575
-----------------------------  ---------------------  ---------
Shareholders' equity. . . . .  $            (20,925)  $(23,980)
-----------------------------  ---------------------  ---------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Annual Report on Form 10-KSB. The statements contained in this Report on Form 10-KSB that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding: future product or product development; future research and development spending and our product development strategies, and are generally identifiable by the use of the words "may", "should", "expect", "anticipate", "estimates", "believe", "intend", or "project" or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by these forward-looking statements to be materially different from those predicted. The factors that could affect our actual results include, but are not limited to, the following: general economic and business conditions, both nationally and in the regions in which we operate; competition; changes in business strategy or development plans; our inability to retain key employees; our inability to obtain sufficient financing to continue to expand operations; and changes in demand for products by our customers.

OVERVIEW

We provide a variety of financial services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance, employee benefits, 401k investment services, personal financial management, and income tax consultation. In November 2001, we began to provide these services to relieve some of the negative impact they have on the business operations of our existing and potential customers. To this end, through strategic acquisitions, we became a professional employer organization ("PEO").

We provide financial services principally through our wholly-owned SourceOne Group, Inc. ("SOG") subsidiary. These units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management. Through our Jackson Staffing subsidiary (and MedicalHR and CallCenterHR operating units), we provide temporary staffing services to small and medium-sized businesses - primarily to call centers and medical facilities.

In January 2003, we completed the acquisition of controlling interest (approximately 85%) in the shares of Greenland Corporation whose shares are traded on the NASD Electronic Bulletin Board under the symbol GRLC. Subsequently, in March 2004, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities.

In January 2003, we completed the acquisition of a controlling interest (85%) in the shares of Quik Pix, Inc. ("QPI"). QPI shares are traded on the National Quotation Bureau Pink Sheets under the symbol QPIX. QPI is a visual marketing support firm located in Buena Park, California. Its principal service is to provide photographic and digital images mounted for customer displays in tradeshow and other displays .Its principal product, PhotoMotion is a patented color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for three to five distinct images to be displayed with an existing lightbox.

In September 2003, we hired two key persons and acquired the operations of the temporary staffing service then owned by Jackson Staffing, LLC. In order to formalize this arrangement, we entered into an acquisition agreement with Jackson Staffing effective September 1, 2003 and accordingly, the financial statements of Jackson Staffing from September 1, 2003 are included in our financial statements.

In April 2004, we transferred our ColorBlind software technology to QPI. ColorBlind software provides color management to improve the accuracy of color reproduction - especially as it relates to matching color between different devices in a network, such as monitors and printers. ColorBlind software products are marketed internationally through direct distribution, resellers, and on the internet through our color.com website.

Our business continues to experience operational and liquidity challenges. Accordingly, year-to-year financial comparisons may be of limited usefulness now and for the next several periods due to anticipated changes in our business as these changes relate to potential acquisitions of new businesses and changes in products and services.

Our current strategy is: to expand our financial services businesses, including PEO services and temporary staffing, and to continue to commercialize imaging technologies, including PhotoMotion Images and ColorBlind color management software through our QPI subsidiary.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying our June 30, 2004 financial statements included elsewhere in this Annual Report includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to our recent loss from operations, the decreases in our working capital and net worth. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of achieving profitability, raising additional debt and equity financing, and renegotiating existing obligations.

In recent years, we have been working to reduce costs through the reduction in staff and reorganizing our business activities. Additionally, we have sought to reduce our debt through debt to equity conversions. We continue to pursue the acquisition of businesses that will grow our business.

There can be no assurance that we will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet our capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to our shareholders. If adequate funds are not available, we may be required to delay, reduce or eliminate some or all of our planned activities, including any potential mergers or acquisitions. Our inability to fund our capital requirements would have a material adverse effect on the Company.

RESTRUCTURING  AND  NEW  BUSINESS  UNITS

During the year ended June 30, 2003, we suspended our sales efforts related to the resale of products from other manufacturers, including printers, copiers, and other digital imaging products in order to concentrate on providing financial services to small and medium-size businesses.

Additionally, in April 2004, we transferred our ColorBlind software products and technologies to our QPI subsidiary in order to focus on financial services and enable QPI to concentrate on imaging technology products and services.

ACQUISITIONS,  DISPOSITIONS  AND  SALE  OF  BUSINESS  UNITS

In August 2002, we entered into an agreement to acquire controlling interest in Greenland Corporation. Greenland shares are traded on the Electronic Bulletin Board under the symbol GRLC. On January 14, 2003, we completed the acquisition of shares, representing controlling interest, of Greenland. The terms of the acquisitions were disclosed on Form 8-K filed January 21, 2003.

Pursuant to a mutual agreement between the Board of Directors of both Greenland Corporation and us, Greenland has been separated from us, effective February, 23, 2004. Under the separation agreement, Greenland forgave its note receivable from us of $2,250,000 together with any accrued interest thereon in consideration for our granting our acquisition rights to acquire ePEO Link to Greenland. In addition, for returning 95,949,610 shares of Greenland common stock acquired by us pursuant to our acquisition agreement with Greenland in January 2003, Greenland forgave its inter-company account receivable from us, which amount aggregated approximately $1,375,000. Further, the agreement provided for us to effect the resignation of our Directors who also served on the Board of Directors of Greenland, which was completed in March 2004.

In September 2003, we hired two key persons, and acquired the operations of the temporary staffing service then owned by Jackson Staffing, LLC. In order to formalize this arrangement, we entered into an acquisition agreement with Jackson Staffing effective September 1, 2003 and accordingly, the financial statements of Jackson Staffing from September 1, 2003 are included in our financial statements.

SIGNIFICANT  ACCOUNTING  POLICIES  AND  ESTIMATES

Management's Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to allowance for doubtful accounts, value of intangible assets and valuation of non-cash compensation. We base our estimates and judgments on historical experiences and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts, estimated fair value of equity instruments used for compensation, estimated tax liabilities fro PEO operations and estimated liabilities associated with Worker's Compensation liabilities. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in our Annual Report on Form l0-K for the fiscal year ended June 30, 2004.

REVENUE  RECOGNITION

PEO  Service  Fees  and  Worksite  Employee  Payroll  Costs
-----------------------------------------------------------

We recognize our revenues associated with our PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." Our revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, we changed our presentation of revenues from the gross method to an approach that presents our revenues net of worksite employee payroll costs (net method) primarily because we are not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, we take into consideration our estimates of the costs directly associated with our worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, our operating results are significantly impacted by our ability to accurately estimate, control and manage our direct costs relative to the revenues derived from the markup component of our gross billings.

Consistent with our revenue recognition policy, our direct costs do not include the payroll cost of our worksite employees. Our direct costs associated with our revenue generating activities are comprised of all other costs related to our worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

Sales  of  Products
-------------------

Revenue is recognized when earned. Our revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from products licensed to original equipment manufacturers is recorded when OEMs ship licensed products while revenue from certain license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. Our software arrangements do not contain multiple elements, and we do not offer post contract support.

Temporary  Staffing
-------------------

We record gross revenue for temporary staffing. We have concluded that gross reporting is appropriate because we (i) have the risk of identifying and hiring qualified employees, (ii) have the discretion to select the employees and establish their price and duties and (iii) bear the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by the our temporary employees. Temporary employees placed by us are our legal employees while they are working on assignments. We pay all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. We assume the risk of acceptability of our employees to our customers.

RESULTS  OF  OPERATIONS
ANALYSIS  IN  THOUSANDS  ($000)
-------------------------------

Year  Ended  June  30,  2004  Compared  to  Year  Ended  June  30,  2003
------------------------------------------------------------------------

Revenues

Total revenues were $13,526 and $3,790 for the years ended June 30, 2004 and 2003, respectively; an increase of $9,736 (257%). The increase was due primarily to the addition of temporary staffing services, which contributed $10,119 of revenues for the year ended June 30, 2004.

PEO  Services

PEO revenues were $2,607 and $2,499 for the years ended June 30, 2004 and 2003, respectively; an increase of $108 (4%) due primarily to the small increase in our PEO customer base.

Temporary  Staffing

In September 2003, we entered into an agreement to purchase a temporary staffing business through the organization of CallCenterHR and MedicalHR and the acquisition of Jackson Staffing. There were no revenues from temporary staffing in the 2003 fiscal year and $10,119 for the year ended June 30, 2004.

Imaging  Products

Sales of imaging products were generated principally from our QPI subsidiary. Imaging Products revenues were $764 and $924 for the years ended June 30, 2004 and 2003, respectively; a decrease of $160 (17%) due primarily to the decrease in product sales as a result of the suspension of sales and marketing activities associated with the resale of office products in order to concentrate on color management products and services, including ColorBlind software and PhotoMotion Images.

Software

Software revenues were $36 and $367 for the years ended June 30, 2004 and 2003, respectively; a decrease of $331 (90%). The reduction in software revenues was due to a delay in completing certain versions of our software which can be used with multiple computer operating systems. Revenues from licenses and royalties for the periods were insignificant.

Royalties and licensing fees vary from quarter to quarter and are dependent on the sales of products sold by OEM customers using our technologies. These revenues continue to decline as we have elected to transfer our ColorBlind software to QPI, which has accelerated product development and begun to implement a more aggressive product sales program.

COST  OF  PRODUCTS  SOLD

Cost of PEO services for the years ended June 30, 2004 and 2003 $894 (34% of PEO revenues) and $1,639 (66% of PEO revenues), respectively. The increase in gross profit is due primarily to us being able to provide more profitable services to our PEO customers.

Costs of temporary staffing for the years ended June 30, 2004 was $9,209 (91% of
temporary  staffing  revenue).   There  was  no  such  cost  of  revenues in the
prior-year  period.

Cost of products sold for the year ended June 30, 2004 and 2003 were $196 (26% of product sales) and $396 (43% of product sales), respectively. Product sales continue to decline as we concentrate on other products and services. The increase in margins is due primarily to changes in product mix and our competitive position with customers.

Cost of software, licenses and royalties for the years ended June 30, 2004 and 2003 were $3 and $90, respectively The decrease is due primarily to decreased business activity while awaiting the completion of new releases of ColorBlind software. This represented 8% of revenue in 2004 and 25% of revenue in 2003.

OPERATING  EXPENSES

Operating expenses have consisted primarily of salaries and commissions of sales and marketing personnel, salaries and related costs for general corporate functions, including finance, accounting, facilities and legal, advertising, rent, depreciation and amortization, and other marketing related expenses, and fees for professional services.

Operating expenses for the years ended June 30, 2004 and 2003 were $4,196 and $5,623, respectively; a decrease of $1,427 (25%). The significant decrease is due to a reduction of payroll and related benefits of $1,491 due to a significant reduction in our personnel. Also, as disclosed in "Significant Accounting Policies and Estimates", we rely on estimates for such liabilities related to, among other areas, worker's compensation and accrued payroll taxes. During the year ended June 30, 2004, we changed our estimate of workers' compensation and accrued payroll taxes aggregating approximately $2,500, which resulted in a negative general and administrative expenses. These reduction in operating expenses were offset by an increase in consulting expenses of $843 due to us using outside consultants since we have reduce the number of full-time personnel.

OTHER  INCOME  AND  EXPENSE

Other income and expense, net for the years ended June 30, 2004 and 2003 was $1,923 and $1,028 respectively; an increase in other expenses of $895 (87%) The increase is principally due to a decrease in other income resulting from the gain on the settlement of debt. For the years ended June 30, 2004 and 2003, the gain on the settlement of debt was $1,145 and $2,343, respectively; a decrease of $1,198 (51%) These gains are principally due to the write off of old, stale accounts payable that our attorneys have advised us that we have been released from these obligations. Pursuant to an opinion provided by counsel, we elected to record these gains pursuant to the Statute of Limitations in the State of California. Interest expense for the years ended June 30, 2004 and 2003 was $1,930 and $1,493 respectively; an increase of $437 (29%). The increase is principally due to the write off of the unamortized debt discounts associated with the conversion of debentures into common stock. Penalties and interest for the years ended June 30, 2004 and 2003 was $795 and $2,023 respectively; a decrease of $1,228 (61%). The decrease is due to the pay down of the outstanding payroll liabilities

LIQUIDITY  AND  CAPITAL  RESOURCES

Historically, we have financed our operations primarily through cash generated from operations, debt financing, and the sale of equity securities. Additionally, in order to facilitate our growth and future liquidity, we have made some strategic acquisitions.

As a result of some of our financing activities, there has been a significant increase in the number of issued and outstanding shares. During the year ended June 30, 2004, we issued an additional 371,126,679 shares. These shares of common stock were issued primarily for corporate expenses in lieu of cash, for acquisition of businesses, for the conversion of convertible debentures and other debt, and for the exercise of warrants.

As of June 30, 2004, we had negative working capital of $21,936, an increase in working capital of $6,510 since June 30, 2003. This increase was due primarily to our disposition of Greenland Corporation, gains on the disposition of debt, the conversion of debt to equity and a change in estimates as previously discussed.

Net cash used in operating activities was $489 for the year ended June 30, 2004 as compared to net cash provided by operating activities of $1,112 for the prior-year period; a decrease of $1,601. The decrease was due primarily to a decrease in current liabilities.

Cash provided by investing activities was $11 for the year ended June 30, 2004, an increase of $56 from the previous year.

We have no material commitments for capital expenditures. Our 5% convertible preferred stock (which ranks prior to our common stock), carries cumulative dividends, when and as declared, at an annual rate of $50 dollars per share. The aggregate amount of such dividends in arrears at June 30, 2004, was approximately $420.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. The report of our independent auditors accompanying our June 30, 2004 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the decreases in our working capital and net worth.

OPERATING  AND  CAPITAL  LEASES
-------------------------------

DRDF owns no real property. Dalrada leases the facility at 9449 Balboa Avenue, Suite 211, San Diego, California, 92123. This is a four year lease entered into on August 26, 2002 by the Christianson Group. The facility is approximately 2,848 square feet and will serve as our new corporate headquarters. Payments under the lease are currently $5.4 thousand per month and increase to $5.8 thousand in 2005 and $6 thousand in 2006.

Dalrada's, Employers Administration Goup, Inc. subsidiary, leases the facility at 180 F. Main Street, Tustin California. This is a three year lease entered into on July 15, 2003 by the Christianson Group. The facility is approximately 1,700 square feet. Payments under the lease are currently $2.3 thousand per month.

Dalrada's, Quick Pix, Inc subsidiary leases the facility at 7050 Village Drive, Suite E and F, Buena Park, California. This is three lease entered on July 1, 2001. The facility is approximately 8,602 square feet. Payments under the lease are currently $5.8 thousand per month.

The Company leases other facilities and equipment under operating and capital short-term leases.

     Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:


                                      Operating
(In thousands) . . . . . . . . . . .  Capital Leases    Leases
------------------------------------  ----------------  -------
Year ending June 30,
------------------------------------


2005 . . . . . . . . . . . . . . . .               21       123
------------------------------------  ----------------  -------
2006 . . . . . . . . . . . . . . . .               15       116
------------------------------------  ----------------  -------
2007 . . . . . . . . . . . . . . . .               11        46
------------------------------------  ----------------  -------
2008 . . . . . . . . . . . . . . . .               11         -
------------------------------------  ----------------  -------
2009 . . . . . . . . . . . . . . . .               30         -
------------------------------------  ----------------  -------
Net minimum lease payments . . . . .  $            88   $   104
------------------------------------  ----------------  -------
Less: Amounts representing interest.              (15)
------------------------------------  ----------------
Present value of net minimum lease
payments . . . . . . . . . . . . . .               73
------------------------------------  ----------------
Less: current portion. . . . . . . .              (10)
------------------------------------  ----------------
Long-term portion. . . . . . . . . .  $            63
------------------------------------  ----------------

CONTINGENT  LIABILITY
---------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

ANNUAL  MEETING  OF  STOCKHOLDERS  HELD  ON  MAY  14,  2004

Notice was given and the 2004 Annual Meeting of Stockholders of DALRADA FINANCIAL CORPORATION, formerly Imaging Technologies Corporation, was be held at 9449 Balboa Avenue, Suite 211, San Diego, California 92123, at 10 a.m., local time, to where upon the following proposals were approved by a majority of the shareholders:

1. The election of five persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2. To approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of the Common Stock, authorized to be issued from 500,000,000 shares to 1,000,000,000 shares;

3. To ratify the appointment of Pohl, McNabola, Berg and Company, LLP, as the Company's independent auditors for the fiscal year ending June 30, 2004; and

4. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

OUR  BUSINESS

Dalrada Financial Corporation (OTCBB symbol: DRDF) ("DRDF" or the "Company") was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 9949 Balboa Avenue, Suite 211, San Diego, CA 92123. The Company's main phone number is (858) 451-6120.

     We provide a variety of financial services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance, employee benefits, 401k investment services, personal financial management, and income tax consultation. In November 2001, we began to provide these financial services that relieve existing and potential customers of the burdens associated with personnel management and control. To this end, the Company, through strategic acquisitions, became a professional employer organization ("PEO").

     DRDF provides financial services principally through its wholly-owned SourceOne Group, Inc. ("SOG") subsidiary, which includes several operating units, including ProSportsHR , MedicalHR , and, CallCenterHR . These units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, and (in the case of MedicalHR and CallCenterHR), temporary staffing services, to small and medium-sized businesses.

     In January 2003, we completed the acquisition of a controlling interest approximating 88% of the shares of Greenland Corporation. Greenland shares are traded on the NASD Electronic Bulletin Board under the symbol GRLC. Subsequently, in March 2004, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities.

     In January 2003, we completed the acquisition of a controlling interest (approximately 85%) in the shares of Quik Pix, Inc. ("QPI"). QPI shares are traded on the National Quotation Bureau Pink Sheets under the symbol QPIX. QPI is a visual marketing support firm located in Buena Park, California. QPI's major source of revenues is in developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion , which is a patented color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for three to five distinct images to be displayed with an existing lightbox.

     On June 28, 2004, DRDF completed its acquisition of certain assets of M&M Nursing (M&M"). The purchase price was 5,000,000 shares of DRDF common stock valued at $31 thousand plus the assumption of $204 thousand of liabilities. M&M is a temporary staffing agency primarily for nurses.

     In prior years, we were principally involved in the development and distribution of imaging products. Our core technologies are related to the design and development of software products that improve the accuracy of color reproduction. Our ColorBlind software provides color management to improve the accuracy of color reproduction - especially as it relates to matching color between different devices in a network, such as monitors and printers. These products are now supported and distributed by QPI. Additionally, we market our ColorBlind software products on the Internet through our color.com website.

Market  Overview  -  Financial  Services

     Our entry into the financial services business, in November 2001, was through the acquisition of professional employer organizations ("PEO"). We are expanding the services we provide beyond PEO services, which will include a variety of products and services to employers and employees, and expanded employee benefit programs such as payroll advances, life insurance, automated payroll credit cards, and branded healthcare plans.

     The PEO industry emerged in the early 1980's largely in response to the burdens placed on small and medium-sized employers by the complex legal and regulatory issues related to human resources management. While various service providers were available to assist these businesses with specific tasks, PEOs emerged as providers of a more comprehensive range of services relating to the employer/employee relationship. In a PEO arrangement, the PEO assumes broad aspects of the employer/employee relationship. Because PEOs provide employee-related services to a large number of employees, they can achieve economies of scale that allow them to perform employment-related functions more efficiently, provide a greater variety of employee benefits and devote more attention to human resources management.

     We believe that the demand for our services is driven by (1) the trend by small and medium-sized businesses toward outsourcing management tasks outside of core competencies; (2) the difficulty of providing competitive health care and related benefits to attract and retain employees; (3) the increasing costs of health and workers' compensation insurance coverage and workplace safety programs; and (4) complex regulation of labor and employment issues and the related costs of compliance.

Market  Overview  -  Imaging  Products

     ColorBlind software is a suite of software applications, which allow users to build color profiles of images in order to insure accurate output on digital devices such as printers, plotters, scanners, monitors, and cameras.

     Color integrity is an important underlying requirement in the imaging process. The widespread use of color applications at the desktop, demand for higher quality color reproduction, expanded use of the Internet for document dissemination and e-commerce, growth of office networks, and the increased acceptance and use of digital photography are some of the factors that influence our markets.

     Photomotion, a QPI technology, is a patented process for adding multiple images to backlit static displays that appear to change as the viewer passes by the image. The Photomotion process uses existing original art to create an illusion of movement; and allows for separate and distinct image displays. It allows for three to five distinct images to be displayed within an existing light box. Images appear to change or "morph" as the viewer passes the display.

     QPI offers a spectrum of services allowing a client to produce color visuals (digital and photographic) according to parameters as specified by a client. We also offer a full range of color laboratory reproduction services.

     The market for Photomotion and color reproduction services is vast. The products are especially useful in point-of-purchase displays, indoor display advertising, and trade show exhibits and displays. To date, marketing has been limited to targeted customers such as beverage companies, casinos, sports arenas, and other specialty clients.

Business  Strategy
------------------

Financial  and  PEO  Services

     The PEO business provides a broad range of services associated with human resources management. These include benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, employee recruiting and selection, performance management, and training and development services.

     Administrative Functions. We perform a wide variety of processing and record keeping tasks, mostly related to payroll administration and government compliance. Specific examples include payroll processing, payroll tax deposits, quarterly payroll tax reporting, employee file maintenance, unemployment claims processing and workers' compensation claims reporting.

     Benefit Plans Administration. We sponsor benefit plans including group health coverage. We are responsible for the costs and premiums associated with these plans, act as plan sponsor and administrator of the plans, negotiate the terms and costs of the plans, maintain the plans in accordance with applicable federal and state regulations, and serve as liaison for the delivery of such benefits to worksite employees.

     Personnel Management. We provide a variety of personnel management services, which provide our client companies access to resources normally found in the human resources departments of larger companies. Our client companies will have access to a personnel guide, which will set forth a systematic approach to administering personnel policies and practices and can be customized to fit a client company's particular work culture/environment.
     Employer Liability Management. Under our Client Services Agreement ("CSA"), we assume many employment-related responsibilities associated with administrative functions and benefit plans administration. Upon request, we can also provide our clients guidance on avoiding liability for discrimination, sexual harassment, and civil rights violations. We employ counsel specializing in employment law.

     Client Service Agreement. All clients enter into our CSA, which establishes our service fee. The CSA is subject to periodic adjustments to account for changes in the composition of the client's workforce and statutory changes that affect our costs. The CSA also establishes the division of responsibilities between our Company and the client as co-employers. Pursuant to the CSA, we are responsible for personnel administration and are liable for certain employment-related government regulation. In addition, we assume liability for payment of salaries, wages (including payroll taxes), and employee benefits of worksite employees. The client retains the employees' services and remains liable for the purposes of certain government regulations.

     Our PEO business represents a distribution channel for certain value-added services, including a wide variety of employer and employee benefit programs such as 401(k) plans, Section 125 cafeteria plans, legal services, tax consulting, payroll advances, and other insurance programs. Our intention is to expand our business through offering a variety of financial services.

     The PEO business is growing rapidly, but profit margins are small. Consequently, profitability depends on (1) economies of scale leading to greater operating efficiencies; and (2) value-added services such as training, education, Internet support, and other services that may be used by employers and employees.

     The income model for this business generally revolves around fees charged per employee. While gross profit is low, gross revenues are generally substantial. To this end, the Company intends to pursue acquisitions of small PEO firms. Each acquisition is expected to include retention of some existing management and staff in order to assure continuity of operations.

     We evaluate our PEO business as one segment even though our PEO products are offered under various brand names.

Color  Management  Software

     Accurate color reproduction is one of the largest single challenges facing the imaging industry. Customers demand systems that are easy to use, predictable and consistent. A color management system is needed so users can convert files for use with different devices. The varying characteristics of each device are captured in a device profile. The International Color Consortium ("ICC") has established a standard for the format for these profiles.

     Our ColorBlind color management software is a pre-packaged suite of applications, utilities, and tools that allow users to precisely create ICC profiles for each device in the color workflow including scanners, monitors, digital cameras, printers, and other specialized digital color input and output devices. Once profiled, ColorBlind balances these profiles to produce accurate, consistent, and reliable color rendering from input to output. ColorBlind software is sold as a stand-alone application or licensed to OEM's for resale to be bundled with peripheral devices.

     We operate an internet site, color.com, as a resource center to provide information on the highest quality correct color. This site allows consumers to purchase our products, including ColorBlind software; and serves as an information resource for color imaging, including white papers on color imaging and management, links to color consultants and experts, and products.

QPI  -  Photomotion

     QPI's Photomotion Images are based upon patented technology. The resulting product is a unique color medium that uses existing original images to create the illusion of movement or multiple static displays that allow three to five distinct images to be displayed in an existing light box. The images appear to change, or "morph," as a viewer passes the display. This ability to put multiple images in a single space, without the need for mechanical devices, allows for the creation of an active and entertaining display. The product is currently marketed in the U.S., Europe, Asia and Latin America.

     Visual marketing, including out-of-home media, is a large and growing, multi-billion dollar worldwide industry. An industry survey suggests that the field of visual marketing will increase at a rate of 50% annual for the next ten years. Out-of-home media plays a critical role in the media plans of national and international advertisers.

Competition

     The markets for our products and services are highly competitive and rapidly changing. Our ability to compete in our markets depends on a number of factors, including the success and timing of product and services introductions by us and our competitors, selling prices, performance, distribution, marketing ability, and customer support. A key element of our strategy is to provide competitively-priced, quality products and services.

     The PEO business is also highly competitive, with approximately 800 firms operating in the U.S. There are several firms that operate on a nationwide basis with revenues and resources far greater than ours. Some large PEO companies are owned by insurance carriers and some are public companies whose shares trade on Nasdaq, including Administaff, Inc., Team Staff, Inc., Barrett Business Services, and Staff Leasing, Inc. Also see "Risks and Uncertainties."

Operations

     DRDF's corporate headquarters facility in San Diego, California houses most of our administrative operations. PEO operations are conducted from the Company's headquarters offices and small branch offices in Troy, Michigan and Tustin, California. We have additional one year leases in Miami, Florida and Phoenix, Arizona, each with two year renewal options.

Manufacturing,  Production,  and  Sources  of  Supply

     We manufacture our software products in-house and through selected outside vendors. Also see "Risks and Uncertainties."

Research  and  Development

     Some of our products are characterized by rapidly evolving technology, frequent new product introductions, and significant price competition. Accordingly, we monitor new technology developments and coordinate with suppliers, distributors and dealers to enhance existing products and to lower costs. Advances in technology require ongoing investment. We have entered into no formal projects in research and development for several years; however, we do make modifications to existing products on an as-needed basis to maintain their currency. Also see "Risks and Uncertainties."

Intellectual  Property

     DRDF's software products are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints. QPI holds the patent for Photomotion. Technology products exist in a rapidly changing business environment. Consequently, we believe the effectiveness of patents, trade secrets, and copyright protection is less important in influencing long term success than the experience of our employees and our contractual relationships.

     We have obtained U.S. registration for several of our trade names or trademarks, including ColorBlind, Photomotion, ExpertHR, MedicalHR, CallCenterHR, and ProSportsHR. These trade names are used to distinguish our products and services in the markets we serve.

       If we fail to establish that we have not violated the asserted rights, we could be prohibited from marketing the associated product and/or services, and we could be liable for damages. We rely on a combination of trade secret, copyright and trademark protection, and non-disclosure agreements to protect our proprietary rights. Also see "Risks and Uncertainties."

Employees

DRDF (including our subsidiaries) employed a total of 68 individuals worldwide as of June 30, 2004. Of this number, 54 were involved in sales, marketing, corporate administration and finance, and 14 were in engineering, research and development, and technical support. There is no union representation for any of DRDF's employees.
..
                                       27

Government  Regulation

     While many states do not explicitly regulate PEOs, over 20 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. DRDF estimates that the annual costs of compliance with these regulations is approximately $250,000.

Going  Concern  Considerations

     At June 30, 2004, and for the fiscal year then ended, we had a net loss and negative working capital, which raise substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve sales targets due to insufficient working capital and entry into new business segments. Our ability to continue operations will depend on positive cash flow from future operations and on our ability to raise additional funds through equity or debt financing. We have reduced and/or discontinued some of our operations and, if we are unable to raise or obtain needed funding, we may be forced to discontinue operations.

     For the year ended June 30, 2004, the Company experienced a net loss from operations of $972 thousand and as of June 30, 2004, the Company had a negative working capital deficit of $21.9 million and had a negative stockholders' deficit of $20.9 million. In addition, the Company is in default on certain note payable obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern.

     We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs with interim cash flow deficiencies being addressed through additional equity financing. We have been able to reduce our costs by reducing our number of employees and suspending unprofitable operations associated with the computer printer business. We commenced a program to reduce our debt, which we will address more aggressively in our current fiscal year, partially through debt-to-equity conversions. Finally, we continue to pursue the acquisition of business units that will be consistent with these measures.

MANAGEMENT  AND  MEMBERS  OF  THE  BOARD  OF  DIRECTORS

The directors and executive officers of the Company, their ages and positions with the Company as of June 30, 2003 are as follows:

NAME . . . . . . .  AGE  SINCE  DIRECTOR TITLE
------------------  ---  -----  -----------------------
Brian Bonar. . . .   56   1995  Chief Executive Officer
Richard H. Green .   67   2000  Director
Robert A. Dietrich   58   2000  Director
Eric W. Gaer . . .   55   2000  Director
Stephen J. Fryer .   65   2000  Director

     Brian Bonar has served as a director of the Company since August 1995 and became the Company's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994 as the Company's Vice
President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President and, in July 1997, was appointed as the Company's President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

     Dr. Richard H. Green has served as a director since September 2000. He is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green currently is a member of the Governing Board of Pasadena City College. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

     Robert A. Dietrich has served as a director of the Company since January 2000. Mr. Dietrich is President and CEO of Cyberair Communications Inc., a privately-held telecommunications company with strategic interests in Internet communications and "bandwidth" expansion technologies, as well as domestic and international telephone services, in Irvine, California. Recently, Mr. Dietrich was named President and CEO of Semper Resources Corporation, a public natural resources holding company in Irvine, California. From 1996 to 2000, Mr. Dietrich was Managing Director and CFO of Ventana International, Ltd., Irvine, California, a venture capital and private investment-banking firm. From 1990 to 1994, Mr. Dietrich was Vice President and Chief Financial Officer of CEI, Inc., in Santa Ana, California, a commercial furnishings firm, prior to joining Ventana. Mr. Dietrich is a graduate of the University of Notre Dame, with a bachelor's degree in accounting, and the University of Detroit, with a master's degree in finance. He served as a lieutenant in the U.S. Navy's Atlantic Command Operations Control Center.

Eric W. Gaer has served as a director since March 2000. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 1996 to 1998, he was Chairman, President and CEO of Greenland Corporation, a publicly-held high technology company in San Diego, California. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 25 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including DRDF, Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge.

Stephen J. Fryer has served as a director of the Company since March 2000. He is currently Chairman of the Board and CEO of Pen Interconnect, Inc. ("Pen"), a
                                                                        ---
high technology company in Irvine, California. He began his employment service at Pen in 1997 as Senior Vice President of Sales and Marketing. At Pen, he became a director in 1995 and was appointed President and CEO in 1998. From 1989 to 1996, Mr. Fryer was a principal in Ventana International, Ltd., a venture capital and private investment-banking firm in Irvine, California. He has over 28 years experience in the computer industry in the United States, Asia and Europe. Mr. Fryer graduated from the University of California in 1960 with a bachelor's degree in mechanical engineering.

EXECUTIVE  OFFICERS  AND  MEMBERS  OF  THE  BOARD  OF  DIRECTORS

The directors and executive officers of the Company, their ages and positions with the Company as of June 30, 2004 are as follows:

NAME . . . . . . .  AGE  SINCE  DIRECTOR TITLE
------------------  ---  -----  ------------------------------------
Brian Bonar. . . .   57   1995  Director and Chief Executive Officer
Richard H. Green .   68   2000  Director
Robert A. Dietrich   59   2000  Director
Eric W. Gaer . . .   56   2000  Director
Stephen J. Fryer .   66   2000  Director

     Brian Bonar has served as a director of the Company since August 1995 and became the Company's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994 as the Company's Vice
President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President and, in July 1997, was appointed as the Company's President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

     Dr. Richard H. Green has served as a director since September 2000. He is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green currently is a member of the Governing Board of Pasadena City College. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

     Robert A. Dietrich has served as a director of the Company since January 2000. Mr. Dietrich is President and CEO of Cyberair Communications Inc., a privately-held telecommunications company with strategic interests in Internet communications and "bandwidth" expansion technologies, as well as domestic and international telephone services, in Irvine, California. Recently, Mr. Dietrich was named President and CEO of Semper Resources Corporation, a public natural resources holding company in Irvine, California. From 1996 to 2000, Mr. Dietrich was Managing Director and CFO of Ventana International, Ltd., Irvine, California, a venture capital and private investment-banking firm. From 1990 to 1994, Mr. Dietrich was Vice President and Chief Financial Officer of CEI, Inc., in Santa Ana, California, a commercial furnishings firm, prior to joining Ventana. Mr. Dietrich is a graduate of the University of Notre Dame, with a bachelor's degree in accounting, and the University of Detroit, with a master's degree in finance. He served as a lieutenant in the U.S. Navy's Atlantic Command Operations Control Center.

Eric W. Gaer has served as a director since March 2000. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 1996 to 1998, he was Chairman, President and CEO of Greenland Corporation, a publicly-held high technology company in San Diego, California. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 25 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including ITEC, Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge.

Stephen J. Fryer has served as a director of the Company since March 2000. He is currently Chairman of the Board and CEO of Pen Interconnect, Inc. ("Pen"), a
                                                                        ---
high technology company in Irvine, California. He began his employment service at Pen in 1997 as Senior Vice President of Sales and Marketing. At Pen, he became a director in 1995 and was appointed President and CEO in 1998. From 1989 to 1996, Mr. Fryer was a principal in Ventana International, Ltd., a venture capital and private investment-banking firm in Irvine, California. He has over 28 years experience in the computer industry in the United States, Asia and Europe. Mr. Fryer graduated from the University of California in 1960 with a bachelor's degree in mechanical engineering.

EXECUTIVE  COMPENSATION

                                LONG TERM
                                COMPENSATION
                                ANNUAL COMPENSATION  AWARDS
                                -------------------  ---------

                                FISCAL               OPTIONS/
NAME AND PRINCIPAL POSITION. .  YEAR                 SALARY     OTHER        SARS (#)
                                -------------------  ---------

Brian Bonar. . . . . . . . . .                 2004  $ 157,000  $  150,000             0
Chairman, Board of Directors,.                 2003  $ 275,000  $76,814 (4)   15,000,000
President and C.E.O. . . . . .                 2002  $ 230,000   1,750,000

James R. Downey, Jr.(3). . . .                 2004  $ 100,000  $   20,000             -
Chief Operating Officer and
Chief Accounting Officer . . .                 2003  $  79,000   9,500,000




(1)  Mr.  McKee  resigned  effective  August  3,  2001
(2)  Mr.  Englund  resigned  effective  August  23,  2002.
(3) Mr. Downey joined the Company effective January 6, 2003 and resigned effective January 31, 2004.

     The following table provides information on Options/SARs granted in the 2004 Fiscal Year to the Named Officers.



                          Number of      Percent of     Potential Realizable
                          Securities     Total          Value at Assumed
                          Underlying     Options/SARs   Annual Rates of
                          Options/SARs   Granted to     Exercise or            Stock Price
                          Granted (#)    Employees in   Base Price             Expiration       Appreciation for
Name . . . . . . . . . .  Fiscal Year        ($/share)  Date                   Option Term (4)
------------------------                                                       ---------------
                                 5% ($)        10% ($)
                          -------------
Brian Bonar. . . . . . .      7,000,000          23.7%  $               0.015          12/1/05             5,250  10,500
James R. Downey, Jr. (1)              0

(1)  Mr.  Downey  resigned  effective  January  30,  2004

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

          The following table provides information on option exercises in the 2004 Fiscal Year by the Named Officers and the value of such Named Officers' unexercised options at June 30, 2004. Warrants to purchase Common Stock are included as options. No stock appreciation rights were held by them at the end of the 2004 Fiscal Year.



                          SHARES        NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                          ACQUIRED ON   VALUE                  UNDERLYING UNEXERCISED   IN-THE-MONEY
                          EXERCISE      REALIZED               OPTIONS/SAR'S AT FY-     OPTIONS/SAR
NAME . . . . . . . . . .           (#)                    ($)  END (#)                  AT FISCAL YEAR END ($) (2)
------------------------

                          EXRCISABL     UNEXCCISBL             EXRCISABL                UNEXCCISBL
                          ------------
Brian Bonar. . . . . . .             -                      -                8,000,000                           -  $ 0  -
James R. Downey, Jr. (1)             -                      -                9,500,000                           -  $ 0  -

(1)  Mr.  Downey  resigned  effective  January  30,  2004

COMPENSATION  OF  DIRECTORS

     Each member of the Board of Directors of the Company receives a fee of $500 from the Company for each meeting attended.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     None

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     The Compensation Committee currently consists of Messrs. Gaer and Green. Neither of these individuals was an officer or employee of the Company at any time during the 2003 Fiscal Year. Mr. Gaer owns a company that receives consulting fees from the Company.

AUDIT  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     The Audit Committee currently consists of Messrs. Green and Dietrich (the audit committee expert). Neither of these individuals was an officer or employee of the Company at any time during the 2004 Fiscal Year.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth certain information known to the best of the Company's knowledge with respect to the beneficial ownership of Common Stock as of June 7, 2004, by (i) all persons who are beneficial owners of five percent (5 percent) or more of the Common Stock, (ii) each director, and (iii) all current directors and executive officers individually and as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

The following table sets forth certain information known to DRDF with respect to the beneficial ownership of DRDF's common stock as of June 7, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of DRDF's directors and executive officers, and (iii) all officers and directors of DRDF as a group. Except as otherwise listed below, the address of each person is c/o Dalrada Financial Corporation., 9449 Balboa Avenue, Suite 211, San Diego, CA 92123


Name and Address . . . . . . . . . .  Number of Shares
Of Beneficial Owner. . . . . . . . .  Beneficially owned prior   Percent of class prior   Percent of
Owned (1). . . . . . . . . . . . . .  to offering                Offering (2)             class after (3)
------------------------------------  -------------------------  -----------------------  ---------------

ALPHA Capital AG (4)
Pradafant 7
9490 Furstentums,
Vaduz, Liechtenstein . . . . . . . .            36,642,857 (13)                     .06%             .04%
------------------------------------  -------------------------  -----------------------  ---------------

Gamma Opportunity Capital (5)
        Partners, LP
British Colonial Centre of Commerce
One Bay Street, Suite 401
Nassau (NP), The Bahamas . . . . . .            36,642,857 (14)                     .06%             .04%
------------------------------------  -------------------------  -----------------------  ---------------




LONGVIEW FUND, L.P. (6)
1325 Howard Avenue, #422
Burlingame, CA 94010 . . . . . . . .            32,571,428 (15)                     .05%             .04%
------------------------------------  -------------------------  -----------------------  ---------------

Stonestreet Limited Partnership (7)
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada . .            24,428,571 (16)                     .04%             .03%
------------------------------------  -------------------------  -----------------------  ---------------

Directors and Officers
------------------------------------


Brian Bonar           (8). . . . . .                19,007,500                      .03%             .02%
------------------------------------  -------------------------  -----------------------  ---------------
Robert A. Dietrich (9) . . . . . . .                11,637,500                      .02%             .01%
------------------------------------  -------------------------  -----------------------  ---------------
Stephen J. Fryer   (10). . . . . . .                 7,453,250                      .01%             .01%
------------------------------------  -------------------------  -----------------------  ---------------
Eric W. Gaer        (11) . . . . . .                 9,936,000                      .02%             .01%
------------------------------------  -------------------------  -----------------------  ---------------
Richard Green      (12). . . . . . .                 9,969,500                      .02%             .01%
------------------------------------  -------------------------  -----------------------  ---------------
 All current directors and
 Executive officers  (group of 5). .                58,003,750                      .10%             .06%
------------------------------------  -------------------------  -----------------------  ---------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 6, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 596,084,940 shares of common stock outstanding as of September 30, 2004, plus shares underlying each shareholders convertible note.

(3) Percentage based on 840,656,364 shares of common stock outstanding after the offering

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

 (5) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act
1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(6) Longview Fund, LP is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Stonestreet Limited Partnership: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed the control person of the shares owned by such entity. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(8) Includes 12,000,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after November 14, 2003.

(9) Includes 9,125,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after November 14, 2003.

(10) Includes 4,875,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after November 14, 2003.

(11) Includes 7,375,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after November 14, 2003.

(12) Includes 40,750,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after November 14, 2003.

(13 Concerning Alpha Capital Aktiengesellschaft:Assuming $225,000 of Convertible Debentures converted at $0.07 plus 4,500,000 warrants.

(14) Concerning Gamma Opportunity Capital Partners, LP: Assuming $225,000 of Convertible Debentures converted at $0.007 plus4,500,000 warrants.

(15) Concerning Longview Fund, LP: Assuming $200,000 of Convertible Debentures converted at $0.007 plus 4,000,000 warrants.

(16) ConcerningStonestreet Limited Partnership:Assuming $150,000 of Convertible Debentures converted at $0.007 plus 3,000,000 warrants.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

During the year ended June 30, 2004, the Company accrued consulting expenses of $60,000 due Arroyo Development Corporation, owned by Mr. Eric Gaer, a member of the Board of Directors. There was no officer or director indebtedness to the Company.

DESCRIPTION  OF  SECURITIES

GENERAL
-------

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock at $.005 par value, of which 596,084,940 shares are issued and outstanding at September 30, 2004.

The following is a description of the securities of DRDF taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

COMMON  STOCK

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

The holders of common stock have no preemptive or conversions rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

WARRANTS  AND  OPTIONS:
-----------------------

On December 17, 2003, DRDF issued four Warrants to purchase an aggregate of 16,000,000 shares of common stock of DRDF with an exercise price per share of 110% of the Closing trade price as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding but not including the closing date to the following: 1) Alpha Capital Aktiengesellschaft for 4,500,000 shares, 2) Gamma Opportunity Capital Partners, LP for 4,500,000 shares, 3) Longview Fund, L.P. for 4,000,000 shares and Stonestreet Limited Partnership for 3,000,000 shares. These warrants will expire in five years. The underlying shares of these warrants are being registered in this registration statement.

PENNY  STOCK  DISCLOSURE  REQUIREMENTS:
--------------------------------------

See discussion in risk factor section, page 8, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

                              SELLING SHAREHOLDERS
                              --------------------

SHARES  ELIGIBLE  FOR  FUTURE  SALE
-----------------------------------

As of September 30, 2004, DRDF has 596,084,940 shares of Common Stock outstanding. Sales of a substantial number of shares of DRDFs Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. DRDF is registering with this document 244,571,429 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 228,571,429 of the underlying common shares that are being registered through this document pertain to the 8%, $800,000 in convertible debenture held by various investors.

The  Shares being offered for resale by our Selling Stockholders are issuable in
accordance with   4(2) and Rule 506 under the Securities Act of 1933, as amended
(the  "Securities  Act"),

RECENT  FINANCING
-----------------

On December 17, 2003, DRDF issued $800,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement") The convertible debentures can be converted into shares of common stock with the conversion price per share being the lower of (i) $.02 ("Maximum Base Price") or
(ii) seventy percent (70%) of the average of the three lowest closing bid prices for the sixty (60) trading days prior to but not including the conversion date for the common stock. The notes were issued to the following: Alpha Capital Aktiengesellschaf, a $225,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, a $225,000 secured convertible debenture, Longview Fund, L.P. a $200,000 secured convertible debenture and Stonestreet Limited Partnership, a $150,000 in secured convertible debenture.

The holders of the 8% convertible debentures may not convert its securities into shares of DRDF's common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DRDF's common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to DRDF. Since the number of shares of DRDF's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DRDF's common stock prior to a conversion, the actual number of shares of DRDF's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

                            SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.


                        Shares Beneficially Owned
                        After Offering
                        Shares Beneficially Owned  Shares Offered   If All Offered
                        -------------------------                   ---------------
Selling Stockholder. .  Prior to the Offering      For Sale (6)     Shares Are Sold
----------------------  -------------------------  ---------------  ---------------
                        No. of Shares              Percentage(5)    No. of Shares    Percentage
                        -------------------------  ---------------  ---------------  ----------
Alpha Capital
Aktiengesellschaft (1)                 71,035,714            10.6%       71,035,714           0  0%

Gamma Opportunity
Capital Partners LP(2)                 71,035,714            10.6%       71,035,714           0  0%

Longview Fund, LP(3) .                 63,142,856             9.5%       63,142,856           0  0%

Stonestreet Limited. .                 42,857,144             6.7%       42,857,144           0  0%
  Partnership (4)
----------------------

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years

     The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange
              Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common  stock  being  registered  hereto.

(2) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(3) Longview Fund, L.P. is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Stonestreet Limited Partnership: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed the control person of the shares owned by such entity. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(5) Percentages are based on 596,084,940 shares of our common stock outstanding as of September 30, 2004.

 (6) This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

PLAN  OF  DISTRIBUTION

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol DRDF.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits  purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-     An  exchange  distribution  following the rules of the applicable exchange

-     Privately  negotiated  transactions

-     Short  sales  or  sales  of  shares  not  previously  owned  by the seller

- Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

-     A  combination  of  any  such  methods  of  sale  any  other lawful method

The  selling  stockholders  may  also  engage  in

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers  engaged  by  the  selling  stockholders  may  arrange  for other
brokers-dealers  to  participate  in  sales.   Broker-dealers  may  receive
commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

-     Alpha  Capital  Aktiengesellschat
-     Gamma  Opportunity  Capital  Partners,  LP
-     Longview  Fund,  L.P.
-     Stonestreet  Limited  Partnership

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify DRDF and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL  PROCEEDINGS

In October 1999, the law firms of Weiss & Yourman and Stull, Stull & Brody made a public announcement that they had filed a lawsuit against the Company and certain current and past officers and/or directors, alleging violation of federal securities laws and, in November 1999, the lawsuit, filed in the name of Nahid Nazarian Behfarin, on her own behalf and others purported to be similarly situated, was served on the Company. In January 2003, the Company entered into a Stipulation of Settlement with the plaintiffs. It agreed to pay the plaintiffs 5,000,000 shares of common stock and $200 in cash. The Parties have accepted the settlement. DRDF has issued the shares, and its insurance carrier has paid the $200 cash payment. Pursuant to a hearing in May 2003 the Court provided approval to the settlement.

On August 22, 2002, the Company was sued by its former landlord, Carmel Mountain #8 Associates, L.P. or past due rent on its former facilities at 15175 Innovation Drive, San Diego, CA 92127.

DRDF was a party to a lawsuit filed by Symphony Partners, L.P. related to its acquisition of SourceOne Group, LLC. As reported on Form 8-K, dated July 22, 2003, the plaintiffs sought payment of $702. In June 2003, the Company entered into a settlement with the plaintiffs for a cash payment of $274, which has been paid.

DRDF is one of dozens of companies sued by The Massachusetts Institute of Technology, et al., related to a patent held by the plaintiffs that may be related to part of the Company's ColorBlind software. Subsequent to the period reported in this filing, in June 2003, the Company entered into a settlement with the plaintiffs who have agreed to dismiss their claims against DRDF with prejudice in exchange for a settlement fee payment of $10, which has been paid.

The Company has been sued in Illinois state court along with AIA/Mirriman, its insurance brokers by the Arena Football League-2 ("AFS"). Damages payable to AF2, should they win the suit, could exceed $700. The Company expects to defend its position and rely on representations of its insurance brokers.

Throughout fiscal 2003 and 2004, and through the date of this filing, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars.

In connection with the Company's acquisition of controlling interest of Quik Pix, Inc., we are unaware of any pending litigation. From time to time, QPI may be involved in litigation relating to claims arising out of its operations in the normal course of business.

EXPERTS

The financial statements of DRDF at June 30, 2004 and 2003, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL  MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER  AVAILABLE  INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Brian Bonar

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

FINANCIAL  STATEMENTS

OUR  FINANCIAL  STATEMENTS  BEGIN  ON  PAGE  F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

1. On September 3, 2003, the Registrant appointed Pohl, McNabola, Berg & Company, LLP ("PMBC") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors upon the recommendation of its Audit Committee.

     The Dalrada (formerly ITEC) Audit Committee interviewed a number of candidates, including Stonefield Josephson, Inc., its prior independent auditors. The Audit Committee determined that it was in the best interests of the Company to engage a new independent auditor to perform services for ITEC and its subsidiaries, two of whose shares are publicly traded.

      Stonefield Josephson's audit report on the financial statements of the Company as of June 30, 2002 expressed its uncertainty as to the Company's ability to continue as a going concern. They cited recurring losses from operations, the Company's working capital deficiency, and limited cash resources. These circumstances were also present in the financial statements of the Company as of March 31, 2003 and in financial statements for several consecutive reporting periods. The Company expects that this condition will be reported in its audited financial statements for the fiscal year ended June 30, 2003. PMBC has been engaged to perform the audit for this fiscal year ended June 30, 2003.

     The Registrant believes there were no disagreements with Stonefield Josephson within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the period ended June 30, 2002, or for any subsequent interim period, which disagreements, if not resolved to their satisfaction, would have caused Stonefield Josephson to make reference to the subject matter of the disagreements in connection with its report.

     During the fiscal years ended June 30, 2000, 2001, 2002, and through the present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with any other independent auditors regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     A letter of Stonefield Josephson addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

2. On August 23, 2002, the Registrant appointed Stonefield Josephson, Inc. ("SJI") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors because the Company and its prior auditors, Merdinger, Fruchter, Rosen & Corso, PC ("MFRC").

     The Registrant stated that the Company and MFRC "mutually agreed that it was in the best interests of the Company to have auditors with offices closer to the Company's corporate offices". However, MFRC disagrees.

     MFRC was appointed as ITEC auditors on April 22, 2002, Boros & Farrington, PC ("BF"). Since the appointment, MFRC has had staff changes, which the Registrant believes would have adversely affected services provided to the Registrant. MFRC disagrees with this assessment.

     Other than those disagreements noted above, The Registrant believes there were no othger disagreements with MFRC within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with regard to its services to the Registrant, which disagreements, if not resolved to their satisfaction, would have caused MFRC to make reference to the subject matter of the disagreements.

     On August 23, 2002, the Company engaged SJI as the Company's independent auditors for the year ended June 30, 2002, replacing the firm of MFRC. The change has been approved by the Company's audit committee.

3. On April 22, 2002, the Registrant appointed Merdinger, Fruchter, Rosen & Corso, PC ("MFRC") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors because the Company and its prior auditors, Boros & Farrington, PC ("BF") have mutually agreed that BF may not be able to adequately serve the continuing auditing requirements of the Company.

     ITEC's acquisition of SourceOne Group, Inc., which is located in Virginia, has created the need for auditing services on a larger scope than those provided by BF.

     BF's audit report on the financial statements of the Company as of June 30, 2001 expressed its uncertainty as to the Company's ability to continue as a going concern. They cited recurring losses from operations, the Company's working capital deficiency, and limited cash resources. These circumstances were also present in the financial statements of the Company as of September 30, 2001 and December 31, 2000 and 2001; and will be reported in the Company's financial statements as of March 31, 2002. The Registrant has not yet filed its Form 10-Q for the period ended March 31, 2002.

     The Registrant believes there were no disagreements with BF within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the periods ended June 30, 1999, 2000, and 2001, or for any subsequent interim period, which disagreements, if not resolved to their satisfaction, would have caused BF to make reference to the subject matter of the disagreements in connection with its report.

     During the fiscal year ended June 30, 1999, 2000, 2001, and through the present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with any other independent auditors regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     On April 22, 2002, the Company engaged MFRC as the Company's independent auditors for the year ended June 30, 2002, replacing the firm of BF. The change has been approved by the Company's audit committee.

     A letter of BF addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


                                 C O N T E N T S

Report  on  Audited  Consolidated  Financial  Statements     F-1

Consolidated  Balance  Sheet  as  of  June  30,  2004     F-2

Consolidated  Statements  of  Operations  for  the years ended June 30, 2004 and
2003     F-4

Consolidated  Statements  of  Stockholders' Deficit for the years ended June 30,
2004  and  2003     F-6

Consolidated  Statements  of  Cash  Flows  for the years ended June 30, 2004 and
2003     F-7

Notes  to  Consolidated  Financial  Statements     F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To  the  Stockholders
Dalrada  Financial  Corporation
San  Diego,  California

We have audited the accompanying consolidated balance sheet of Dalrada Financial Corporation and Subsidiaries as of June 30, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for years ended June 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dalrada Financial Corporation and Subsidiaries as of June 30, 2004 and the consolidated results of their operations and their consolidated cash flows for each of the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, for the year ended June 30, 2004 the Company experienced a net loss from operations of $4,355,000 and as of June 30, 2004, the Company had a negative working capital deficit of $21,760,000 and had a negative stockholders' deficit of $20,844,000. In addition, the Company is in default on certain note payable obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also deficient in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

POHL,  McNABOLA,  BERG  &  COMPANY,  LLP

San  Francisco,  California
October  1,  2004

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2004
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                   2004
                                                             ----------
ASSETS
Current assets
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      228
   Accounts receivable (net of reserve for bad debt of $66)         582
   Prepaid expenses and other current assets. . . . . . . .         444
                                                             ----------

       Total Current Assets . . . . . . . . . . . . . . . .       1,254

Property and equipment, net of accumulated depreciation
   of $1,994 and $2,607, respectively . . . . . . . . . . .         160
Patent, net of accumulated amortization of $180 . . . . . .       1,438
                                                             ----------

                                                                  1,598
                                                             ----------

      Total Assets. . . . . . . . . . . . . . . . . . . . .  $    2,852
                                                             ==========

                                   (continued)

   The accompanying notes are an integral part of these financial statements.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                               AS OF JUNE 30, 2004
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                           2004
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
   Borrowings under bank notes payable . . . . . . . . . . . . . . .  $   3,220
   Short-term notes payable, including amounts due
     to related parties of $1,525. . . . . . . . . . . . . . . . . .      1,847
   Convertible debentures, net of discounts of $55
     and $473, respectively. . . . . . . . . . . . . . . . . . . . .        759
   Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . .      1,350
   PEO payroll taxes and other payroll deductions. . . . . . . . . .      5,151
   Capital lease - current . . . . . . . . . . . . . . . . . . . . .         10
   Other accrued expenses. . . . . . . . . . . . . . . . . . . . . .     10,853
                                                                      ----------

          Total Current Liabilities. . . . . . . . . . . . . . . . .     23,190
                                                                      ----------

Long Term Liabilities
   Capital lease - long term portion . . . . . . . . . . . . . . . .         63
   Convertible debentures - long term portion. . . . . . . . . . . .        112
   Long-term notes payable, including amounts due to related parties        412
                                                                      ----------

          Total Long Term Liabilities. . . . . . . . . . . . . . . .        587
                                                                      ----------

          Total Liabilities. . . . . . . . . . . . . . . . . . . . .     23,777
                                                                      ----------

Shareholders' Deficit
   Series A convertible, redeemable preferred stock,
     $1 par value, 7,500 shares authorized,
   4205 shares issued and outstanding. . . . . . . . . . . . . . . .        420
   Common stock, $0.005 par value, 1,000,000,000 shares
     authorized; 552,358,742 shares issued and outstanding . . . . .      2,762
   Common stock warrants . . . . . . . . . . . . . . . . . . . . . .        475
   Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . .     83,095
   Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . .   (107,677)
                                                                      ----------

          Total Shareholders' Deficit. . . . . . . . . . . . . . . .    (20,925)
                                                                      ----------

          Total Liabilities and Shareholders' Deficit. . . . . . . .  $   2,852
                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                       2004      2003
                                                   ---------  --------
Revenues
   Sales of products. . . . . . . . . . . . . . .  $    764   $   924
   Software sales, licenses and royalties . . . .        36       367
   Temporary staffing services. . . . . . . . . .    10,119         -
   PEO services . . . . . . . . . . . . . . . . .     2,607     2,499
                                                   ---------  --------
      Total Revenues. . . . . . . . . . . . . . .    13,526     3,790
                                                   ---------  --------

Cost of Sales
   Cost of products sold. . . . . . . . . . . . .      (196)     (396)
   Cost of software sales, licenses and royalties        (3)      (90)
   Cost of temporary staffing . . . . . . . . . .    (9,209)        -
   Cost of PEO services . . . . . . . . . . . . .      (894)   (1,639)
                                                   ---------  --------
      Total Cost of Sales . . . . . . . . . . . .   (10,302)   (2,125)

      Gross Profit. . . . . . . . . . . . . . . .     3,224     1,665
                                                   ---------  --------

Operating Expenses
   Selling, general and administrative. . . . . .     4,196     5,623
                                                   ---------  --------
      Total Operating Expenses. . . . . . . . . .     4,196     5,623
                                                   ---------  --------

      Income (loss) from operations . . . . . . .      (972)   (3,958)
                                                   ---------  --------

   The accompanying notes are an integral part of these financial statements.

                                   (continued)

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                           2004        2003
                                                      ----------  ----------
Other Income/(Expense):
   Other . . . . . . . . . . . . . . . . . . . . . .         19          (2)
   Gain/(Loss) on sale of assets . . . . . . . . . .       (341)         27
   Gain on settlement of debt. . . . . . . . . . . .      1,145       2,343
   Other expenses. . . . . . . . . . . . . . . . . .        (11)        (12)
   Interest expense. . . . . . . . . . . . . . . . .     (1,930)       (971)
   Bad debt. . . . . . . . . . . . . . . . . . . . .        (10)       (285)
   Penalties and interest. . . . . . . . . . . . . .       (795)     (2,023)
   Income tax levy . . . . . . . . . . . . . . . . .          -        (105)
                                                      ----------  ----------
      Total Other Income/(Expense) . . . . . . . . .     (1,923)     (1,028)
                                                      ----------  ----------

      Income (loss) before income taxes
        and discontinued operations. . . . . . . . .     (2,895)     (4,986)

Income tax expense . . . . . . . . . . . . . . . . .          -           -
                                                      ----------  ----------

Net income (loss) from continuing operations . . . .     (2,895)     (4,986)
                                                      ----------  ----------

Discontinued Operation:
   Loss from operations of discontinued operation. .     (2,052)     (1,869)
   Gain on disposition of discontinued operation . .      5,049           -
                                                      ----------  ----------

Net income (loss). . . . . . . . . . . . . . . . . .        102      (6,855)

Preferred stock dividends. . . . . . . . . . . . . .        (21)        (21)
                                                      ----------  ----------

Net income (loss) attributed to common stockholders.  $      81   $     876)
                                                      ==========  ==========

Earnings (loss) per common share
   Continuing operations . . . . . . . . . . . . . .  $   (0.01)  $   (0.05)
   Discontinued operations . . . . . . . . . . . . .       0.01       (0.02)
                                                      ==========  ==========
                                                      $    0.00   $   (0.07)
                                                      ==========  ==========


Weighted average common shares . . . . . . . . . . .    331,004      97,153
                                                      ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON                    ADDITIONAL
                                             SERIES A PREFERRED STOCK  COMMON STOCK   STOCK        PAID-IN   ACCUMULATED
                                             SHARES                    AMOUNT         SHARES       AMOUNT    WARRANTS
                                             ------------------------  -------------  -----------  --------  ------------

BALANCE, JUNE 30, 2002. . . . . . . . . . .                     4,205  $         420   21,929,365  $    110  $        475

Issuance of common stock for:
    Cash - exercise of options and warrants                         -              -      750,000         4             -
    Business acquisition. . . . . . . . . .                         -              -   12,500,000        62             -
    Compensation. . . . . . . . . . . . . .                         -              -    4,190,000        21             -
    Services. . . . . . . . . . . . . . . .                         -              -   92,733,499       464             -
    Conversion of liabilities . . . . . . .                         -              -   46,549,199       233             -
    Exercise of warrants for services . . .                         -              -    2,580,000        12             -
Beneficial conversion on notes. . . . . . .                         -              -            -         -             -
Value of warrants issued for services . . .                         -              -            -         -             -
Net loss. . . . . . . . . . . . . . . . . .                         -              -            -         -             -

BALANCE, JUNE 30, 2003. . . . . . . . . . .                     4,205            420  181,232,063       906           475

Issuance of common stock for:
    Cash - exercise of options. . . . . . .                         -              -   29,500,000       148             -
    Business acquisition. . . . . . . . . .                         -              -    6,329,478        31             -
    Compensation. . . . . . . . . . . . . .                         -              -   10,272,110        51             -
    Services. . . . . . . . . . . . . . . .                         -              -    7,745,000        39             -
    Conversion of liabilities . . . . . . .                         -              -  317,280,091     1,587             -
Beneficial conversion on notes. . . . . . .                         -              -            -         -             -
Value of warrants issued with notes . . . .                         -              -            -         -             -
Value of repriced options/warrants. . . . .                         -              -            -         -             -
Net income. . . . . . . . . . . . . . . . .                         -              -            -         -             -

BALANCE, JUNE 30, 2004. . . . . . . . . . .                     4,205  $         420  552,358,742  $  2,762  $        475
                                             ========================  =============  ===========  ========  ============




                                             CAPITAL   DEFICIT     TOTAL
                                             --------  ----------  ---------

BALANCE, JUNE 30, 2002. . . . . . . . . . .  $ 79,492  $(100,924)  $(20,427)

Issuance of common stock for:
    Cash - exercise of options and warrants        29          -         33
    Business acquisition. . . . . . . . . .        63          -        125
    Compensation. . . . . . . . . . . . . .        21          -         42
    Services. . . . . . . . . . . . . . . .       783          -      1,247
    Conversion of liabilities . . . . . . .        46          -        279
    Exercise of warrants for services . . .       121          -        133
Beneficial conversion on notes. . . . . . .       273          -        273
Value of warrants issued for services . . .        70          -         70
Net loss. . . . . . . . . . . . . . . . . .         -     (6,855)    (6,855)

BALANCE, JUNE 30, 2003. . . . . . . . . . .    80,898   (107,779)   (25,080)

Issuance of common stock for:
    Cash - exercise of options. . . . . . .        29          -        177
    Business acquisition. . . . . . . . . .        30          -         61
    Compensation. . . . . . . . . . . . . .        89          -        140
    Services. . . . . . . . . . . . . . . .       123          -        162
    Conversion of liabilities . . . . . . .     1,014          -      2,601
Beneficial conversion on notes. . . . . . .       557          -        557
Value of warrants issued with notes . . . .       214          -        214
Value of repriced options/warrants. . . . .       141          -        141
Net income. . . . . . . . . . . . . . . . .         -        102        102

BALANCE, JUNE 30, 2004. . . . . . . . . . .  $ 83,095  $(107,677)  $(20,925)
                                             ========  ==========  =========

   The accompanying notes are an integral part of these financial statements.
                                       F-6

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                         2004      2003
                                                                      --------  --------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss from continuing operations . . . . . . . . . . . . . . .  $(2,895)  $(4,986)
   Net income (loss) from discontinued operations. . . . . . . . . .    2,997    (1,869)
   Adjustment to reconcile net loss to net cash
      Used in operating activities
          Depreciation and amortization. . . . . . . . . . . . . . .      164       142
          Write-down of fixed assets . . . . . . . . . . . . . . . .        -        54
          Stock issued for services. . . . . . . . . . . . . . . . .      302     1,318
          Amortization of debt discounts . . . . . . . . . . . . . .    1,011       857
          Value of services for exercise of warrants . . . . . . . .        -       133
          Value of warrants issued for services. . . . . . . . . . .        -        41
          Value of repriced options/warrants . . . . . . . . . . . .      141         -
          Gain on extinguishment of debt . . . . . . . . . . . . . .   (1,145)   (2,343)
          Other. . . . . . . . . . . . . . . . . . . . . . . . . . .        -       (37)
   Changes in operating assets and liabilities:
      (Increase) decrease in:
          Accounts receivable. . . . . . . . . . . . . . . . . . . .     (180)    1,149
          Inventories. . . . . . . . . . . . . . . . . . . . . . . .       15       136
          Prepaid expenses and other current assets. . . . . . . . .     (424)       (6)
          Other assets . . . . . . . . . . . . . . . . . . . . . . .       21       (25)
   Increase (decrease) in:
      Accounts payable and accrued expenses. . . . . . . . . . . . .      585       593
      PEO liabilities. . . . . . . . . . . . . . . . . . . . . . . .      787     3,030
                                                                      --------  --------
Net cash used in operating activities from continuing operations . .    1,379    (1,803)
Net cash provided by (used in) operations of discontinued operations   (1,868)    2,915
                                                                      --------  --------
Net cash provided by (used in) operating activities. . . . . . . . .     (489)    1,112
                                                                      --------  --------

CASH FLOW FROM INVESTING ACTIVITIES:
   Cash paid for acquisition . . . . . . . . . . . . . . . . . . . .        -       (45)
   Cash acquired with acquisition. . . . . . . . . . . . . . . . . .      104         -
   Purchase of furniture and equipment . . . . . . . . . . . . . . .      (93)        -
                                                                      --------  --------
Net cash used in investing activities from continuing operations . .       11       (45)
Net cash used in investing activities of discontinued operations . .        -         -
                                                                      --------  --------
Net cash provided by (used in) investing activities. . . . . . . . .       11       (45)
                                                                      --------  --------

CASH FLOW FROM FINANCING ACTIVITIES:
   Change in cash overdraft, net . . . . . . . . . . . . . . . . . .      (87)       87
   Net borrowings under bank notes payable . . . . . . . . . . . . .      (25)        -
   Proceeds from sale of common stock. . . . . . . . . . . . . . . .      177        58
   Proceeds from convertible debentures. . . . . . . . . . . . . . .      800       100
   Repayments of notes payable . . . . . . . . . . . . . . . . . . .      (72)     (125)
   Repayments of capital lease obligations . . . . . . . . . . . . .     (267)        -
                                                                      --------  --------
Net cash provided by financing activities from continuing operations      526       120
Net cash used in financing activities of discontinued operations . .        -        (7)
                                                                      --------  --------
Net cash provided by financing activities. . . . . . . . . . . . . .      526       113
                                                                      --------  --------

CASH OF DISCONTINUED OPERATION . . . . . . . . . . . . . . . . . . .        -    (1,043)

NET INCREASE IN CASH AND
   CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . . . . .       48       137

CASH AND CASH EQUIVALENTS, Beginning of period . . . . . . . . . . .      180        43
                                                                      --------  --------

CASH AND CASH EQUIVALENTS, End of period . . . . . . . . . . . . . .  $   228   $   180
                                                                      ========  ========

   The accompanying notes are an integral part of these financial statements.

                                   (continued)
                                       F-7

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                           2004            2003
                                                                ----------------  --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest Paid . . . . . . . . . . . . . . . . . . . . . . .  $             -   $           -
                                                                ================  ==============
   Income taxes paid . . . . . . . . . . . . . . . . . . . . .  $             -   $           -
                                                                ================  ==============


SUPPLEMENTAL NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
   Conversion of convertible debentures into common stock. . .  $         2,026   $         164
                                                                ================  ==============
   Conversion of accounts payable and accrued liabilities into
     common stock. . . . . . . . . . . . . . . . . . . . . . .  $           575             115
                                                                ================  ==============
   Net assets acquired in business combinations:
      Cash . . . . . . . . . . . . . . . . . . . . . . . . . .              104   $           -
      Receivables. . . . . . . . . . . . . . . . . . . . . . .              261             268
      Other current assets . . . . . . . . . . . . . . . . . .                -              34
      Property and equipment . . . . . . . . . . . . . . . . .               25             101
      Goodwill and other intangible assets . . . . . . . . . .                -           4,736
      Accounts payable and accrued liabilities . . . . . . . .             (102)         (4,186)
      Notes payable and capital lease. . . . . . . . . . . . .             (227)           (846)

    The accompanying notes are an integral part of these financial statements

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of  Presentation
-----------------------

The accompanying consolidated financial statements include the accounts of Dalrada Financial Corporation ("DRDF" or the "Company"), f/k/a Imaging Technologies Corporation, incorporated under the laws of the state of California during March 1982 and subsequently reincorporated under the laws of the state of Delaware during May 1983, and its following active wholly-owned subsidiaries (there are ten inactive subsidiaries not listed):

a)     SourceOne  Group,  Inc.,  ("SourceOne");

b)     Jackson  Staffing,  Inc.  ("Jackson");  and

c)     The  Christianson  Group  ("TCG").

Additionally, the Company operates one majority-owned subsidiary, Quik Pix, Inc. ("QPI", owned 85% by the Company).

All  significant  intercompany  accounts  and transactions have been eliminated.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended June 30, 2004, the Company experienced a net loss from operations of $972 and as of June 30, 2004, the Company had a negative working capital deficit of $21,936 and had a negative stockholders' deficit of $20,925. In addition, the Company is in default on certain note payable obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern.


Nature  of  Business
--------------------

The  Company  business  operations  are  as  follows:

a) The Company is a financial services provider and a professional employer organization (PEO) that provides comprehensive personnel management services including benefits and payroll administration, medical and workers' compensation insurance programs, personnel records management, and employer liability management;

b) The Company also develops and mounts photographic and digital images for use in display advertising for tradeshows, building interiors, and other point-of-sale locations; and

c)     The  Company  is  a  provider  of  temporary  staffing  services.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Use  of  Estimates
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include but are not limited to recoverability of property and equipment, payroll tax liabilities and proprietary products through future operating profits. Actual results could materially differ from those estimates.

Revenue  Recognition
--------------------

PEO  Service  Fees  and  Worksite  Employee  Payroll  Costs

The Company recognizes its revenues associated with its PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." The Company's revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, the Company changed its presentation of revenues from the gross method to an approach that presents its revenues net of worksite employee payroll costs (net method) primarily because the Company is not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, the Company takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, the Company's operating results are significantly impacted by the Company's ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the Company's gross billings.

Consistent with its revenue recognition policy, the Company's direct costs do not include the payroll cost of its worksite employees. The Company's direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.


Sales  of  Products

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from products licensed to original equipment manufacturers is recorded when OEMs ship licensed products while revenue from certain license programs is recorded .

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

---------------------------------

Sales  of  Products  (continued)

when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. The Company's software arrangements do not contain multiple elements, and the Company does not offer post contract support.

Temporary  Staffing

The Company records gross revenue for temporary staffing. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties and (iii) bears the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by the Company's temporary employees. Temporary employees placed by the Company are the Company's legal employees while they are working on assignments. The Company pays all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.

Contingent  Liabilities
-----------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

Reclassifications
-----------------

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the current year's presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Cash  and  Cash  Equivalents
----------------------------

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Concentration  of  Credit  Risk
-------------------------------

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC and SPIC insured levels at various times during the year.

Financial instruments that could potentially subject the Company to concentration of credit risk include accounts receivable. The Company generally requires clients to pay invoices for service fees no later than one day prior to the applicable payroll date. As such, the Company generally does not require collateral.

Additionally, during 2004, all revenue derived from temporary staffing was from one client.

Allowance  Method  Used  to  Record  Bad  Debts
-----------------------------------------------

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $66 at June 30, 2004.

Inventory
---------

Inventory are valued at the lower of cost or market; cost being determined by the first-in, first-out method.


Long-Lived  Assets
------------------

Property  and  Equipment

Property and equipment are recorded at cost. Depreciation, including amortization of assets recorded under capitalized leases, is generally computed on a straight-line basis over the estimated useful lives of assets ranging from three to seven years. Amortization of leasehold improvements is provided over the initial term of the lease, on a straight-line basis. Maintenance, repairs, and minor renewals and betterments are charged to expense.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

-------------------------------

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was an impairment charge recorded of $64 for the year ended June 30, 2003.

Goodwill  and  Intangible  Assets
---------------------------------

Long-lived assets are reviewed whenever indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the related asset carrying amount. At June 30, 2003, intangible assets included the excess of the investment in Greenland Corporation over the fair market of the net assets acquired of approximately $2,822. The intangible assets were reviewed during 2003, in light of the Company's acquisition of Greenland Corp. and the resultant decline in the market value of Greenland's stock. This review indicated that the goodwill recorded as a result of the Greenland acquisition was impaired. Consequently, the carrying value of the Greenland goodwill totaling $296 was written off.

Patent  Costs
-------------

Patent costs include direct costs of obtaining the patent. Costs for new patents are capitalized and amortized over the estimated useful life of the patent, generally over the life of the patent on a straight-line method. The cost of patents in process is not amortized until issuance. In the event of a patent being superseded, the unamortized costs are written off immediately. Accumulated amortization relating to the patent was approximately $180 and $60 for the years ended June 30, 2004 and 2003, respectively.

Advertising  Costs
------------------

The Company expenses advertising and promotion costs as incurred. During fiscal 2004 and 2003, the Company incurred advertising and promotion costs of approximately $76 and $22, respectively.

Research  and  Development
--------------------------

Research  and  development  costs  are  charged  to  expense  as  incurred.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Loss  per  Common  Share
------------------------

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since the effect of the assumed conversion of options and warrants and convertible debt securities to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the years ended June 30, 2004 and 2003, respectively: warrants - 21,563,430 and 6,002,350; stock options
-  39,150,000  and  34,158,100;  and  convertible  securities of 210,896,000 and
174,530,000. The Company has no dilutive shares due to having a loss from operations.

Below  is  a  computation  of  earning  (loss)  per  share:


                                 Year ended June 30,
                                 -------------------
                                                                                                            2004      2003
                                                                                                     ------------  --------
  Income/Loss . . . . . . . . .  Shares               Per Share  Income/Loss  Shares  Per Share
-------------------------------  -------------------  ---------  -----------  ------  -------------
Basic earnings (loss) per share
-------------------------------
Net income (loss) from
-------------------------------
   continuing operations                                                              $     (2,895)  $    (4,986)
-------------------------------                                                       -------------  ------------
Preferred stock
   dividends                                                                                   (21)          (21)
-------------------------------                                                       -------------  ------------
                                                                                                          (2,916)   (5,007)
                                                                                                     ------------  --------
                                                                                                           2,997    (1,869)
                                                                                                     ------------  --------
                                                                                                     $        81   $(6,876)
                                                                                                     ------------  --------
                                                                                                      97,153,849
                                                                                                     ------------
Weighted shares
   outstanding                                                                         331,004,306
-------------------------------                                                       -------------

Continuing operations                                                                 $      (0.01)  $     (0.05)
-------------------------------                                                       -------------  ------------
Discontinued operations                                                                       0.01         (0.02)
-------------------------------                                                       -------------  ------------
                                                                                                     $         -   $ (0.07)
                                                                                                     ------------  --------

Debt  Discounts
---------------

Debt discounts costs are principally the values attributed to the detachable warrants issued in connection with the convertible debentures and the value of the preferential conversion feature associated with the convertible debentures. These debt issuance costs are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the Financial Accounting Standards Board ("FASB").

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Taxes
-------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

Stock  Based  Compensation
--------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

---------------------------------------

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended June 30, 2004 and 2003:


                                                          2004      2003
                                                        -------  --------
Net income (loss) attributable to common shareholders:
------------------------------------------------------
   As reported . . . . . . . . . . . . . . . . . . . .  $   81   $(6,876)
------------------------------------------------------  -------  --------
   Compensation recognized under APB 25. . . . . . . .       -         -
------------------------------------------------------  -------  --------
   Compensation recognized under SFAS 123. . . . . . .    (825)     (425)
------------------------------------------------------  -------  --------
      Pro forma. . . . . . . . . . . . . . . . . . . .  $  744)  $(7,301)
------------------------------------------------------  -------  --------

Basic loss per common share
------------------------------------------------------
   As reported . . . . . . . . . . . . . . . . . . . .  $ 0.00   $ (0.07)
------------------------------------------------------  -------  --------
   Pro forma . . . . . . . . . . . . . . . . . . . . .  $(0.00)  $ (0.08)
------------------------------------------------------  =======  ========

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

The weighted average fair value of the options granted during fiscal years 2004 and 2003 is estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair values and weighted average assumptions used in calculating the fair values were as follows for the years ended June 30:


                                  2004     2003
                                -------  -------

Fair value of options granted.  $0.025   $0.015
------------------------------  -------  -------
Risk free interest rate. . . .     3.5%     3.5%
------------------------------  -------  -------
Expected life (years). . . . .       3        3
------------------------------  -------  -------
Expected volatility. . . . . .     426%   421%.
------------------------------  -------  -------
Expected dividends . . . . . .       -        -
------------------------------  -------  -------

Fair  Value  of  Financial  Instruments
---------------------------------------

For certain of the Company's financial instruments, including accounts receivable, inventories, accounts payable, and accrued expenses, the carrying amounts approximate fair value, due to their relatively short maturities. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Comprehensive  Loss
-------------------

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting other comprehensive income and its components in a financial statement. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of other comprehensive income in any period presented.

Segment  Disclosure
-------------------

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues.

Recent  Accounting  Pronouncements
----------------------------------

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

-----------------------------------------------

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The adoption of this statement had no impact on the Company's consolidated financial statements.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Consolidated Financial Statements. The adoption of this statement had no impact on the Company's consolidated financial statements.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the consolidated financial statements.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

-----------------------------------------------

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Consolidated Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Consolidated Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

NOTE  2  -  PROPERTY  AND  EQUIPMENT

The  cost of property and equipment at June 30, 2004 consisted of the following:


Computer and other equipment . . . . . . . . .  $ 1,932
----------------------------------------------  --------
Office furniture and fixtures. . . . . . . . .      151
----------------------------------------------  --------
Leasehold improvements . . . . . . . . . . . .       71
----------------------------------------------  --------
                                                  2,154
                                                --------
Less accumulated depreciation and amortization   (1,994)
----------------------------------------------  --------

Net property and equipment . . . . . . . . . .  $   160
----------------------------------------------  --------

Depreciation expense for the years ended June 30, 2004 and 2003 was $44 and $82, respectively.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Transactions  with  a  Director  of  the  Company
-------------------------------------------------

A director of the Company is a majority shareholder in a consulting firm that provides management and public relations services to the Company. The Company accrued consulting fees and expenses to this consulting firm in the amount of approximately $120 and $120 for the years ended June 30, 2004 and 2003, respectively.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

Transactions  with  Officers  and  Key  Executives
--------------------------------------------------

During the years ended June 30, 2004 and 2003, common stock with an aggregate fair market value of $8 and $60, respectively, was awarded to key executives as compensation and advances.

During the year ended June 30, 2004, the Company issued 7,272,110 shares of common stock to the Company's CEO as payment for accrued expenses and a note payable in the aggregate amount of $109.

Transactions  with  a  Related  Party
-------------------------------------

In April 2004, the Company had a PEO services client whose Chairman of the Board is the Company's current CEO and Chairman. The Company received fees of $7 during 2004. The transaction is at fair value.

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS

Jackson  Staffing,  Inc.
------------------------

On September 1, 2003, DRDF completed its acquisition of 100% of the issued and outstanding shares of common stock of Jackson Staffing, Inc. ("Jackson"). The purchase price was 1,329,478 shares of DRDF common stock valued at $30.
Established  in  2003,  Jackson  is  a  temporary  staffing  agency.

The operating results of Jackson beginning September 1, 2003 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $30 and is summarized as follows in accordance with SFAS No. 141 and 142:


Cash . . . . . . . . .  $     104
----------------------  ----------
Receivables. . . . . .         28
----------------------  ----------
Property and equipment         23
----------------------  ----------
Accounts payable . . .        (19)
----------------------  ----------
Accrued expenses . . .        (83)
----------------------  ----------
Notes payable. . . . .        (23)
----------------------  ----------
Purchase price . . . .  $      30
----------------------  ----------

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS  (CONTINUED)

M&M  Nursing
------------

On June 28, 2004, DRDF completed its acquisition of certain assets of M&M Nursing (M&M"). The purchase price was 5,000,000 shares of DRDF common stock valued at $31 plus the assumption of $204 of liabilities. M&M is a temporary staffing agency primarily for nurses.

The operating results of M&M beginning July 1, 2004 will included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $235 and is summarized as follows in accordance with SFAS No. 141 and 142:


Receivables. . . . . .  $    233
----------------------  --------
Property and equipment         2
----------------------  --------
Purchase price . . . .  $    235
----------------------  --------

The pro forma financial information that the consolidated operations of the Company as if the Jackson and M&M acquisitions had occurred as of the beginning of the periods presented is not presented since the operations of Jackson and M&M prior to the acquisition by DRDF as immaterial.

Greenland  Corporation
----------------------

Acquisition

On January 14, 2003, the Company completed the acquisition of shares, representing controlling interest, of Greenland Corporation ("Greenland"). Under the terms of the Greenland acquisition, DRDF acquired 19,183,390 shares of common stock of Greenland and received warrants to purchase an additional 95,319,510 shares of Greenland common stock contingent upon the contribution of certain PEO contracts to Greenland. The payment of the exercise price of the warrants was made via the contribution of the required PEO contracts. The purchase price was $2,225 in the form of a promissory note payable to Greenland and is convertible into shares of DRDF common stock at the maturity date, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted. The promissory note of $2,225 is payable to Greenland and is eliminated during the consolidation.

The Company contributed the required PEO contracts to Greenland resulting in the warrants being exercised. 115.1 million Greenland common shares were issued to DRDF and delivered pursuant to the terms of the Closing Agreement. The conditions of the exercise of warrants pursuant to the Closing Agreement were met. Accordingly, DRDF held voting rights to 115.1 million shares of Greenland common stock, representing approximately 85% of the total outstanding Greenland common shares.

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS  (CONTINUED)

-----------------------------------

Acquisition  (continued)

On January 14, 2003, four new directors were elected to serve on Greenland's Board of Directors as nominees of DRDF

The purchase price was determined through analysis of Greenland's financial reports as filed with the Securities and Exchange Commission and the potential future performance of Greenland's ExpertHR subsidiary. The total purchase price was arrived at through negotiations.

Greenland's ExpertHR subsidiary provides professional employer services (PEO) to niche markets. Greenland's Check Central subsidiary is an information technology company that has developed the Check Central Solutions' transaction processing system software and related MAXcash Automated Banking Machine (ABM kiosk designed to provide self-service check cashing and ATM-banking functionality. Greenland's common stock trades on the OTC Bulletin Board under the symbol GRLC.

Pursuant to the terms of the Agreement, the actual purchase price was $0, based on the stated purchase price of $2,225 per the agreement less promissory note payable to $2,225 to Greenland, which was eliminated in the consolidation.

The operating results of Greenland beginning January 14, 2003 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $0 and is summarized and allocated as follows in accordance with SFAS No. 141 and 142:


Other current assets. . . . . . . . . . .  $        4
-----------------------------------------  -----------
Property and equipment. . . . . . . . . .          90
-----------------------------------------  -----------
Other non-current assets. . . . . . . . .          18
-----------------------------------------  -----------
Accounts payable and accrued
-----------------------------------------
  expenses, and other current liabilities      (3,202)
-----------------------------------------  -----------
Other long-term liabilities . . . . . . .         (28)
-----------------------------------------  -----------
Goodwill. . . . . . . . . . . . . . . . .       3,118
-----------------------------------------  -----------
Purchase price. . . . . . . . . . . . . .  $        -
-----------------------------------------  -----------

 The excess purchase price was allocated to goodwill, as there were no other identifiable intangible assets of Greenland in which to allocate part of the purchase price.

The pro forma consolidated results of operations have not been presented as if the acquisition of Greenland, Inc. had occurred at July 1, 2002, due to the sale of Greenland stock back to Greenland effective March 1, 2004. The pro forma information is not meaningful due to sale of Greenland.

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS  (CONTINUED)

ExpertHR  of  Oklahoma
----------------------

Effective April 1, 2003, the Company formed a wholly-owned subsidiary of Greenland Corporation, ExpertHR Oklahoma. Subsequent to its formation, the new Company purchased a group of PEO clients for $921 of convertible preferred stock of Greenland Corporation. ExpertHR of Oklahoma, Inc., at that time, was a newly formed corporation whose only asset was the PEO contracts purchased by Greenland. The entire purchase price of the purchased contracts of $921 was allocated to contracts and was amortized over the expected life of the contracts of 5 years.

Disposition

In January 2004, the Company determined to discontinue operations of Greenland, Inc., its professional employment business division, and sold its shares in Greenland, Inc., back to Greenland. Effective March 1, 2004, the Company completed the sale of Greenland. Effective March 1, 2004, four new directors were elected to serve on Greenland's Board of Directors due to the resignation of the four directors nominated by DRDF

The terms of the sale are as follows: the Company returned all common shares of Greenland except for 19,183,390 restricted common shares; assign or grant all rights, title and interest the Company had in acquiring any or all interest in ePEO Link, Inc. to Greenland; Greenland canceled a convertible promissory note in the amount of $2,225 issued by the Company to Greenland; and Greenland agreed to forgive and cancel the inter-company transfer debt of the Company to Greenland of approximately $1,300.

Greenland's revenues were $5,211 for the period starting July 1, 2003 to February 29, 2004, and were $400 for the period January 14, 2003 to June 30, 2003. The results of operations of Greenland have been reported separately as discontinued operations.

The assets sold consisted primarily of accounts receivable, deposits, property and equipment, and other assets. The Greenland also assumed all accounts payable and accrued liabilities.

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS  (CONTINUED)

-----------------------------------

Disposition  (continued)

The  following  is  a  summary  of  the  net  assets  sold at February 29, 2004:


                                             February 29, 2004
                                             ------------------
Assets:
-------------------------------------------
   Cash . . . . . . . . . . . . . . . . . .  $                -
-------------------------------------------  ------------------
   Accounts receivable. . . . . . . . . . .                 406
-------------------------------------------  ------------------
   Other current assets . . . . . . . . . .                 135
-------------------------------------------  ------------------
   Property and equipment, net. . . . . . .                  77
-------------------------------------------  ------------------
   Other assets . . . . . . . . . . . . . .               3,830
-------------------------------------------  ------------------
Total assets. . . . . . . . . . . . . . . .  $            4,448
-------------------------------------------  ------------------

Liabilities:
-------------------------------------------
   Accounts payable . . . . . . . . . . . .  $            1,237
-------------------------------------------  ------------------
   Notes payable. . . . . . . . . . . . . .                 830
-------------------------------------------  ------------------
   PEO payroll taxes and payroll deductions               3,993
-------------------------------------------  ------------------
   Accrued liabilities. . . . . . . . . . .               1,265
-------------------------------------------  ------------------
   Other non-current liabilities. . . . . .                 798
-------------------------------------------  ------------------
Total liabilities . . . . . . . . . . . . .  $            8,123
-------------------------------------------  ------------------

Net liabilities of discontinued operations.  $            3,675
-------------------------------------------  ------------------

Quik  Pix,  Inc.
----------------

On January 14, 2003, DRDF completed its acquisition of approximately 85% of the issued and outstanding shares of common stock of Quik Pix, Inc. ("QPI"). The purchase price was 12,500,000 shares of DRDF restricted common stock valued at $125. In addition, DRDF agreed to pay $45 to a shareholder of QPI.

Established in 1982, QPI is a visual marketing support firm. Its principal product, PhotoMotion, is patented. PhotoMotion is a unique color medium that uses existing originals to create the illusion of movement and allows for three to five distinct images to be displayed with an existing light box. QPI visual marketing products are sold to a range of clientele including advertisers and their agencies.

The purchase price was determined through analysis of QPI's financial condition and the potential future performance of its business operations. The total purchase price was arrived at through negotiations.

Pursuant to the terms of the Agreement, the actual purchase price was $170 based on the fair value of the common stock issued of $125 and the payable of $45 to a shareholder of QPI.

NOTE  4  -  ACQUISITIONS  AND  DISPOSITIONS  (CONTINUED)

-----------------------------

The operating results of QPI beginning January 14, 2003 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $170 and is summarized as follows in accordance with SFAS No. 141 and 142:


Other current assets. . . . . . . . . . .  $  280
-----------------------------------------  -------
Property and equipment. . . . . . . . . .      11
-----------------------------------------  -------
Other non-current assets. . . . . . . . .      18
-----------------------------------------  -------
Accounts payable and accrued
-----------------------------------------
  expenses, and other current liabilities    (865)
-----------------------------------------  -------
Other long-term liabilities . . . . . . .    (892)
-----------------------------------------  -------
Patent. . . . . . . . . . . . . . . . . .   1,618
-----------------------------------------  -------
Purchase price. . . . . . . . . . . . . .  $  170
-----------------------------------------  -------

The excess purchase price of $1,618 was allocated to QPI's patent. QPI has a patent related to PhotoMotion images, which expires in July 2020. This intangible asset is being amortized over the remaining life of the patent.

Dream  Canvas  Technology,  Inc.
--------------------------------

The Company completed the acquisition of Dream Canvas Technology, Inc. (DCT) in October 2002 and paid the sum of $40 with the issuance of 100,000 shares of its common stock. In December 2002 the Company sold DCT to Baseline Worldwide Limited for $75 in cash.

NOTE  5  -  OTHER  ACCRUED  EXPENSES

Other  accrued  expenses  at  June  30,  2004  consisted of the following as of:


Interest . . . . . . . . . . . . . . . .  $ 3,220
----------------------------------------  -------
Payroll and sales tax payable. . . . . .      591
----------------------------------------  -------
IRS levy penalties and interest. . . . .      387
----------------------------------------  -------
Accrued judgments. . . . . . . . . . . .    3,674
----------------------------------------  -------
Other taxes. . . . . . . . . . . . . . .      948
----------------------------------------  -------
Accrued salaries and related liabilities      923
----------------------------------------  -------
Other. . . . . . . . . . . . . . . . . .    1,130
----------------------------------------  -------
                                          $10,873
                                          -------

NOTE  6  -  DEBT

Borrowings  under  Banks  Notes  Payable
----------------------------------------

On June 6, 2000, the Company entered into a settlement agreement with Imperial Bank ("Imperial"). Under this agreement, the Company would pay $150 per month until the balance was paid in full. Payments have been reduced to $100 per month through January 2002 and further reduced to $50 subsequent to January 2002. During the year ended June 30, 2002, the Company paid $1,023 toward this obligation. Due to the uncertainty regarding the Company's ability to meet its obligations and certain defaults under this agreement, the debt has been classified as current. The debt is accruing interest at 5.75% per annum, which will be waived if all principal payments are made timely. The debt is collateralized by substantially all assets of the Company.

As of June 30, 2004, the Company owed Export-Import Bank ("ExIm") $1,730 plus interest under a Working Capital Guarantee Facility whereby Imperial made a demand upon ExIm who responded by making a claim payment to Imperial. The note bears interest at 10% per annum. ExIm has made a demand for immediate payment and note is currently in default.

The following is a summary of the borrowings under bank notes payable at June 30, 2004:

Imperial . . . . .  $1,490
------------------  ------
Export-Import Bank   1,730
------------------  ------
   Total . . . . .  $3,220
------------------  ------



Notes  Payable,  including  amounts  due  to  related  parties
--------------------------------------------------------------

The  following  summarizes  notes  payable  at  June  30,  2004:

Payable to investor, 8% . . . . . . . . . .  $    76
-------------------------------------------  --------
Payable in connection with QPI acquisition.      376
-------------------------------------------  --------
Payable to individual, 10%. . . . . . . . .       14
-------------------------------------------  --------
Payable to a related party. . . . . . . . .      293
-------------------------------------------  --------
Payable to a former director, 16% . . . . .    1,500
-------------------------------------------  --------
                                               2,259
                                             --------
Less current portion. . . . . . . . . . . .   (1,847)
-------------------------------------------  --------
Long-term portion . . . . . . . . . . . . .  $   412
-------------------------------------------  --------



Notes  payable  mature  as  follows:

During  the  years  ended  June  30,

During the years ended June 30,
-------------------------------
2005. . . . . . . . . . . . . .  $1,847
-------------------------------  ------
2006. . . . . . . . . . . . . .     412
-------------------------------  ------
2007. . . . . . . . . . . . . .       -
-------------------------------  ------
  2,259
-------------------------------

Convertible  Debentures
-----------------------

On December 12, 2000, the Company entered into a Convertible Note Purchase Agreement with Amro International, S.A., Balmore Funds, S.A. and Celeste Trust Reg. Pursuant to this agreement, the Company sold to each of the purchasers convertible promissory notes in the aggregate principal amount of $850 bearing interest at the rate of eight percent (8%) per annum, due December 12, 2003, each convertible into shares of the Company's common stock. Interest shall be payable, at the option of the purchasers, in cash or shares of common stock. At any time after the issuance of the notes, each note is convertible into such number of shares of common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note as of the date of conversion by
(b) the lesser of (x) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days prior to December 12, 2000 and
(y) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days having the lowest closing bid prices during the thirty (30) trading days prior to the conversion date. The Company has recognized interest expense of $364 relating to the beneficial conversion feature of the above notes. Additionally, the Company issued a warrant to each of the purchasers to purchase 502,008 shares of the Company's common stock at an exercise price equal to $1.50 per share.

On July 26, 2001, the Company entered into a convertible note purchase agreement with certain investors whereby the Company sold to the investors a convertible debenture in the aggregate principal amount of $1,000 bearing interest at the rate of eight percent (8%) per annum, due July 26, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of
(x) $1.30 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 769,231 shares of the Company's common stock at an exercise price equal to $1.30 per share. The investor may exercise the warrant through July 26, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $492 and $508, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $492, respectively.

On September 21, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $300 bearing interest at the rate of eight percent (8%) per annum, due September 21, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 565,410 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through September 21, 2006. In December 2001, $70 of this note was converted into 209,039 shares of common stock. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $106 and $194, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $106, respectively.
                                      F-27

------------------------------------

On November 7, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $200 bearing interest at the rate of eight percent (8%) per annum, due November 7, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 413,534 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through November 7, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $92 and $108, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $92, respectively.

On January 22, 2002, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $500 bearing interest at the rate of eight percent (8%) per annum, due January 22, 2003, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.332 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 3,313,253 shares of the Company's common stock at an exercise price equal to $0.332 per share. The investor may exercise the warrant through January 22, 2009. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $101 and $399, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $101, respectively.

On August 5, 2002, the Company entered into a convertible note purchase agreement with an investor in the aggregate principal amount of $100 bearing interest at the rate of eight percent (8%) per annum, due August 5, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.03 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $57 and $43, respectively.

------------------------------------

On January 31, 2003, the Company entered into a convertible note purchase agreement with an investor whereby the Company converted a previous advance from the investor into a convertible promissory note in the aggregate principal amount of $150 bearing interest at the rate of eight percent (8%) per annum, due January 31, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $86 and $64, respectively.

On April 1, 2003, the Company entered into a convertible note purchase agreements with three investors whereby the Company converted a previous advances from the investors into a convertible promissory notes in the aggregate principal amount of $390 bearing interest at the rate of eight percent (8%) per annum, due April 1, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $223 and $167, respectively.

On December 17, 2003, the Company entered into convertible note purchase agreements with four investor, whereby the Company sold to the investors convertible promissory notes in the aggregate principal amount of $800 bearing interest at the rate of eight percent (8%) per annum, due December 17, 2006, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.02 and (y) 70% of the average of the 3 lowest closing bid prices during the 60 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 16,000 shares of the Company's common stock at an exercise price equal to $0.02 per share. The investor may exercise the warrant through December 17, 2008. In accordance with EITF 00-27, the Company first determined the value of the notes and the fair value of the detachable warrants issued in connection with these convertible debentures. The proportionate value of the notes and the warrants is $586 and $214, respectively. The value of the notes was then allocated between the notes and the preferential conversion feature, which amounted to $30 and $556, respectively.

------------------------------------

Below  is  a  roll-forward  schedule  of  the  convertible  debentures:

Balance at June 30, 2002 . . . . . . . . . . . . . . . .  $   803
--------------------------------------------------------  --------
Issuance of convertible debentures during the year . . .      640
--------------------------------------------------------  --------
Converted into common stock. . . . . . . . . . . . . . .     (164)
--------------------------------------------------------  --------
Value of preferential conversion feature . . . . . . . .     (274)
--------------------------------------------------------  --------
Amortization of value of warrants. . . . . . . . . . . .      477
--------------------------------------------------------  --------
Amortization of value of preferential conversion feature      375
--------------------------------------------------------  --------
Balance at June 30, 2003 . . . . . . . . . . . . . . . .    1,857
--------------------------------------------------------  --------
Issuance of convertible debentures during the year . . .      800
--------------------------------------------------------  --------
Converted into common stock. . . . . . . . . . . . . . .   (2,026)
--------------------------------------------------------  --------
Value of preferential conversion feature . . . . . . . .     (557)
--------------------------------------------------------  --------
Value of warrants issued with convertible debentures . .     (214)
--------------------------------------------------------  --------
Amortization of value of warrants. . . . . . . . . . . .      388
--------------------------------------------------------  --------
Amortization of value of preferential conversion feature      623
--------------------------------------------------------  --------
Balance at June 30, 2004 . . . . . . . . . . . . . . . .  $   871
--------------------------------------------------------  --------



The weighted average interest rate on notes payable outstanding at June 30, 2004 and 2003, was 8.7% and 8.7%, respectively.

NOTE  7  -  STOCKHOLDERS'  DEFICIT

Amendment  to  the  Certificate  of  Incorporation.
---------------------------------------------------

On September 28, 2001, the Company's shareholders authorized an amendment to the Certificate of Incorporation to: (i) effect a stock combination (reverse split) of the Company's common stock in an exchange ratio to be approved by the Board, ranging from one (1) newly issued share for each ten (10) outstanding shares of common stock to one (1) newly issued share for each twenty (20) outstanding shares of common stock (the "Reverse Split"); and (ii) provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any shareholder would otherwise be entitled to receive shall be rounded up to the nearest whole share. There will be no change in the number of the Company's authorized shares of common stock and no change in the par value of a share of Common Stock.

On September 28, 2001, the Company's shareholders approved a Board proposal to amend the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 200,000,000 to 500,000,000 shares.

On August 9, 2002, the Company's board of directors approved and affected a 1 for 20 reverse stock split. All share and per share data have been retroactively restated to reflect this stock split.

Amendment  to  the  Certificate  of  Incorporation  (continued)
---------------------------------------------------------------

On May 14, 2004, the Company's shareholders approved a Board proposal to amend the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares.

5%  Series  A  Convertible,  Redeemable  Preferred  Stock
---------------------------------------------------------

Holders of the 5% convertible preferred stock ("Series A") are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually.

The 5% convertible preferred stock is convertible, at any time, into shares of the Company's common stock, at a price of $17.50 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, the Company shall reserve, and keep reserved, out of its authorized but un-issued shares of common stock, sufficient shares to effect the conversion of all shares of the 5% convertible preferred stock.

In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Company, the 5% convertible preferred shareholders shall be entitled to receive $1 per share, together with accrued dividends, to the date of distribution or payment, whether or not earned or declared.

The 5% convertible preferred stock is callable, at the Company's option, at call prices ranging from $1,050 to $1,100 per share. No call on the 5% convertible preferred stock was made during fiscal 2004 and 2003. As of June 30, 2004, the accumulated dividend in arrears was approximately $432 on the Series A.

Common  Stock  Warrants
-----------------------

In fiscal 2003, the Company also issued 2,830,300 warrants to certain consultants. The exercise prices of the warrants range from $0.05 to $0.10. All these warrants were exercised during fiscal 2003. The value of these warrants was estimated at $70 using the Black-Scholes option-pricing model. The following assumptions were used: average risk-free interest rate of 3.5%; expected life of 0.25 years; dividend yield of 0%; and expected volatility of 179%.

In connection with certain convertible debentures issued during fiscal 2004, the Company issued to the debenture holders warrants to purchase up to 16,000,000 shares of its common stock at an exercise price of $0.02. The warrants expire on December 17, 2008. The value of these warrants was estimated at $305. The Black-Scholes option-pricing model was used to determine the value of these warrants. The following assumptions were used: average risk-free interest rate of 3.5%; expected life of 5 years; dividend yield of 0%; and expected volatility of 426%. The value was then compared to the value of the underlying convertible debenture and the proportionate value was assigned to the detachable warrants and the underlying convertible debenture.

------------------------------------

The  following  is  a  summary  of  the  warrant  activity:

                              Underlying
                              Common
                              Price per share   Shares
                              ----------------  -----------
June 30, 2002. . . . . . . .  $  0.20 - $11.40   6,102,350
----------------------------  ----------------  -----------
   Granted . . . . . . . . .  $   0.05 - $0.10   2,830,000
----------------------------  ----------------  -----------
   Exercised . . . . . . . .  $   0.05 - $0.10  (2,830,000)
----------------------------  ----------------  -----------
   Canceled. . . . . . . . .  $          11.40    (100,000)
----------------------------  ----------------  -----------

June 30, 2003. . . . . . . .  $  0.20 - $10.00   6,002,350
----------------------------  ----------------  -----------
   Granted . . . . . . . . .  $           0.02  16,000,000
----------------------------  ----------------  -----------
   Exercised . . . . . . . .                 0
----------------------------  ----------------
   Canceled. . . . . . . . .  $  0.20 - $10.00    (438,920)
----------------------------  ----------------  -----------

Exercisable at June 30, 2004  $   0.02 - $1.50  21,563,430
----------------------------  ----------------  ===========

The weighted average remaining contractual life of warrants outstanding at June 30, 2004 is 4.24 years. Of the warrants exercisable at June 30, 2004, 16,000,000 have an exercise price of $0.02 and the remaining 5,563,430 have an exercise price ranging from $0.33 to $1.50.

For warrants granted during the year ended June 30, 2003 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $0.025 and the weighted-average exercise price of such options was $0.0558. In connection with the issuance of these warrants, the Company recognized an expense of $70. The fair value of these warrants was determined using the Black-Scholes pricing model.


Common  Stock  Option  Plans
----------------------------

In July 1984 ("1984 Plan"), November 1987 ("1988 Plan") and September, 1996 ("1997 Plan"), the Company adopted stock option plans, under which incentive stock options and non-qualified stock options may be granted to employees, directors, and other key persons, to purchase shares of the Company's common stock, at an exercise price equal to no less than the fair market value of such stock on the date of grant, with such options exercisable in installments at dates typically ranging from one to not more than ten years after the date of grant.

Under the terms of the 1988 and 1997 Plans, loans may be made to option holders, which permit the option holders to pay the option price, upon exercise, in installments. A total of 10,600 and 50,000 shares of common stock are authorized for issuance under the 1988 and 1997 Plans, respectively.

-----------------------------------------

No shares are available for future issuance under the 1984 Plan due to the expiration of the plan during 1994. As of June 30, 1999, options to acquire 100 shares were outstanding under the 1984 Plan and options to acquire 33,500 shares remained available for grant under the 1988 and 1997 Plans.

In addition, the Board of Directors, outside the 1984, 1988 and 1997 Plans ("Outside Plan"), granted to employees, directors and other key persons of DRDF or its subsidiaries options to purchase shares of the Company's common stock, at an exercise price equal to no less than the fair market value of such stock on the date of grant. Options are exercisable in installments at dates typically ranging from one to not more than ten years after the date of grant.

In October 1995, the Board of Directors authorized the exercise price for employee options and warrants to be reduced to the current market value. Accordingly, the exercise price on an aggregate of 911 and 13,750 options under the 1988 and Outside Plans, respectively, were canceled and reissued at an exercise price of $20.00 per share.

The 1997 Employee Stock Purchase Plan ("Purchase Plan") was approved by the Company's shareholders in September 1996. The Purchase Plan permits employees to purchase the Company's common stock at a 15% discounted price. The Purchase Plan is designed to encourage and assist a broad spectrum of employees of the Company to acquire an equity interest in the Company through the purchase of its common stock. It is also intended to provide participating employees the tax benefits under Section 421 of the Code. The Purchase Plan covers an aggregate of 25,000 shares of the Company's common stock.

All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the Purchase Plan on the first enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate.

Participants may elect to participate in the Purchase Plan by contributing up to a maximum of 15 percent of their compensation, or such lesser percentage as the Board may establish from time to time. Enrollment dates are the first trading day of January, April, July and October or such other dates as may be established by the Board from time to time. On the last trading day of each December, March, June and September, or such other dates as may be established by the Board from time to time, the Company will apply the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85 percent of the lower of the fair market value of common stock on
(i) the enrollment date or (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. No participant's right to acquire shares may accrue at a rate exceeding $25 of fair market value of common stock (determined as of the first trading day in an enrollment period) in any calendar year. No shares have been issued under the Purchase Plan.

2001  Stock  Option  and  Stock  Purchase  Plans
------------------------------------------------

The Company's shareholders approved the 2001 Stock Option Plan, pursuant to which 5,000,000 shares of common stock are reserved for issuance to eligible employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2001 Stock Option Plan. Options granted under the 2001 Stock Option Plan may either be incentive or nonqualified stock options.

The Company's shareholders approved the 2001 Stock Purchase Plan, as amended, which enables eligible employees to purchase in the aggregate up to 2,500,000 shares of common stock.

Stock  Option  Activity
-----------------------

The  following  is  a  summary  of  the  stock  option  activity:

                              Stock Option Plan
                              -------------------
                              Underlying
                              Common
                              Price Per Share      Shares
                              -------------------  ------------

June 30, 2000. . . . . . . .  $  18.20 - $169.00        11,750
----------------------------  -------------------  ------------
   Granted . . . . . . . . .  $     2.80 - $6.80             -
----------------------------  -------------------  ------------
   Exercised . . . . . . . .  $    2.80 - $23.80             -
----------------------------  -------------------  ------------
   Canceled. . . . . . . . .  $  18.20 - $169.00        (3,650)
----------------------------  -------------------  ------------

June 30, 2001. . . . . . . .  $   6.80 - $150.00         8,100
----------------------------  -------------------  ------------
   Granted . . . . . . . . .  $     0.60 - $0.60     2,750,000
----------------------------  -------------------  ------------
   Exercised . . . . . . . .  $     0.20 - $2.00    (2,744,500)
----------------------------  -------------------  ------------
   Canceled. . . . . . . . .                   -
----------------------------  -------------------

June 30, 2002. . . . . . . .  $   0.60 - $150.00        13,600
----------------------------  -------------------  ------------
   Granted . . . . . . . . .  $    0.01 - $0.015    34,150,000
----------------------------  -------------------  ------------
   Exercised . . . . . . . .                   -
----------------------------  -------------------
   Canceled. . . . . . . . .              (5,500)
----------------------------  -------------------

June 30, 2003. . . . . . . .  $    0.01 - $28.20    34,158,100
----------------------------  -------------------  ------------
   Granted . . . . . . . . .  $    0.01 - $0.025    34,500,000
----------------------------  -------------------  ------------
   Exercised . . . . . . . .  $    0.01 - $0.025   (29,500,000)
----------------------------  -------------------  ------------
   Canceled. . . . . . . . .  $            28.20        (8,100)
----------------------------  -------------------  ------------

Exercisable at June 30, 2004  $    0.01 - $0.025    39,150,000
----------------------------  -------------------  ============

------------------------------------

The weighted average remaining contractual life of options outstanding issued under the Stock Option Plans is 1.98 years at June 30, 2004.

For options granted during the year ended June 30, 2004 where the exercise price was equal to the stock price at the date of the grant, the weighted-average fair value of such options was $0.025 and the weighted-average exercise price of such options was $0.025. In connection with the issuance of these options, the Company recognized an expense of $0 related since the exercise price was equal to the value of the Company's stock at the date of issuance. During the year ended June 30, 2004, the Company repriced certain options that were previously issued and recorded a charge to earnings in the amount of $141.

For options granted during the year ended June 30, 2003 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $0.012 and the weighted-average exercise price of such options was $0.0124. In connection with the issuance of these options, the Company recognized an expense of $0 related since the exercise price was equal to the value of the Company's stock at the date of issuance.

Common  stock  issued  for  services  and  compensation
-------------------------------------------------------

The table below shows all the issuances of common stock for services during the year ended June 30, 2004 and 2003. The value of the services was derived by multiplying the market value of the Company's common stock at the date a transaction for services was entered into by the number of shares issued.

FISCAL 2004
-----------
Issue Date.  Description                   Shares Issued  Value
-----------  ----------------------------  -------------  -------
1/7/2004. .  Strategic planning/marketing         75,000    1,500
-----------  ----------------------------  -------------  -------
6/1/2004. .  Strategic planning/marketing        300,000    1,500
-----------  ----------------------------  -------------  -------
7/31/2003 .  Strategic planning/marketing        100,000    2,000
-----------  ----------------------------  -------------  -------
9/17/2003 .  Strategic planning/marketing        120,000    2,400
-----------  ----------------------------  -------------  -------
12/29/2003.  Strategic planning/marketing        250,000    2,500
-----------  ----------------------------  -------------  -------
12/10/2003.  Professional services               175,000    2,625
-----------  ----------------------------  -------------  -------
1/7/2004. .  Strategic planning/marketing        150,000    3,000
-----------  ----------------------------  -------------  -------
12/31/2003.  Strategic planning/marketing        500,000    5,000
-----------  ----------------------------  -------------  -------
12/10/2003.  Professional services             1,075,000   16,125
-----------  ----------------------------  -------------  -------
8/1/2003. .  Strategic planning/marketing      5,000,000  125,000
-----------  ----------------------------  -------------  -------
7,745,000 .                       161,650
-----------  ----------------------------

Common  stock  issued  for  services  and  compensation  (continued)
--------------------------------------------------------------------

FISCAL 2003
-----------
Issue Date.  Description                    Shares Issued  Value
-----------  -----------------------------  -------------  --------
07/01/02. .  Strategic planning/marketing         450,000  $ 72,000
-----------  -----------------------------  -------------  --------
07/08/02. .  Strategic planning/marketing          79,688    12,430
-----------  -----------------------------  -------------  --------
08/15/02. .  Strategic planning/marketing         500,000    25,000
-----------  -----------------------------  -------------  --------
08/19/02. .  Strategic planning/marketing         150,000     7,500
-----------  -----------------------------  -------------  --------
09/09/02. .  Strategic planning/marketing       1,500,000    79,500
-----------  -----------------------------  -------------  --------
09/18/02. .  Strategic planning/marketing       3,000,000    93,000
-----------  -----------------------------  -------------  --------
09/23/02. .  Strategic planning/marketing         100,000     2,200
-----------  -----------------------------  -------------  --------
09/24/02. .  Strategic planning/marketing         250,000     4,750
-----------  -----------------------------  -------------  --------
10/10/02. .  Strategic planning/marketing       2,310,900    23,109
-----------  -----------------------------  -------------  --------
10/10/02. .  Strategic planning/marketing       3,000,000    30,000
-----------  -----------------------------  -------------  --------
10/29/02. .  Strategic planning/marketing      15,000,000   150,000
-----------  -----------------------------  -------------  --------
11/12/02. .  Strategic planning/marketing         937,500    18,750
-----------  -----------------------------  -------------  --------
12/13/02. .  Strategic planning/marketing         400,000    12,000
-----------  -----------------------------  -------------  --------
12/17/02. .  Professional services              1,000,000    10,000
-----------  -----------------------------  -------------  --------
12/17/02. .  Strategic planning/marketing       4,000,000    40,000
-----------  -----------------------------  -------------  --------
12/17/02. .  Strategic planning/marketing      45,000,000   450,000
-----------  -----------------------------  -------------  --------
01/03/03. .  Strategic planning/marketing         500,000     5,000
-----------  -----------------------------  -------------  --------
01/07/03. .  Strategic planning/marketing         686,667    10,300
-----------  -----------------------------  -------------  --------
01/08/03. .  Strategic planning/marketing       2,000,000    30,000
-----------  -----------------------------  -------------  --------
02/10/03. .  Professional services                533,333     8,000
-----------  -----------------------------  -------------  --------
03/03/03. .  Strategic planning/marketing         300,000     3,000
-----------  -----------------------------  -------------  --------
04/10/03. .  Strategic planning/marketing       1,000,000    10,000
-----------  -----------------------------  -------------  --------
06/10/03. .  Strategic planning/marketing       4,333,333    65,000
-----------  -----------------------------  -------------  --------
06/23/03. .  Strategic planning/marketing       5,702,079    85,531
-----------  -----------------------------  -------------  --------
92,733,500.  $                   1,247,071
-----------  -----------------------------

NOTE  8  -  SEGMENT  AND  GEOGRAPHIC  INFORMATION

During fiscal 2004 and 2003, the Company managed and internally reported the Company's business as four (4) reportable segments as follows:

(1)     professional  employer  organization;
(2)     temporary  staffing;
(3)     imaging  products;  and
(4)     imaging  software.

NOTE  8  -  SEGMENT  AND  GEOGRAPHIC  INFORMATION  (CONTINUED)

Segment information for the fiscal year ended June 30, 2004 and 2003, was as follows:




                                            PEO Business    Temporary Staffing    Imaging Products    Imaging Software
                                            --------------  --------------------  ------------------  ------------------
Selected statement of operations activity:
------------------------------------------
Fiscal year ended June 30, 2004
------------------------------------------
   Revenues. . . . . . . . . . . . . . . .  $       2,607   $            10,119   $             764   $              36
------------------------------------------  --------------  --------------------  ------------------  ------------------
   Cost of revenues. . . . . . . . . . . .           (894)               (9,209)               (196)                 (3)
------------------------------------------  --------------  --------------------  ------------------  ------------------
Gross profit . . . . . . . . . . . . . . .  $       1,713   $               910   $             568   $              33
------------------------------------------  --------------  --------------------  ------------------  ------------------

Fiscal year ended June 30, 2003
------------------------------------------
   Revenues. . . . . . . . . . . . . . . .  $       2,499   $                 -   $             924   $             367
------------------------------------------  --------------  --------------------  ------------------  ------------------
   Cost of revenues. . . . . . . . . . . .         (1,639)                    -                (396)                (90)
------------------------------------------  --------------  --------------------  ------------------  ------------------
Gross profit . . . . . . . . . . . . . . .  $         860   $                 -   $             528   $             277
------------------------------------------  --------------  --------------------  ------------------  ------------------



                                            Total
                                            ---------
Selected statement of operations activity:
------------------------------------------
Fiscal year ended June 30, 2004
------------------------------------------
   Revenues. . . . . . . . . . . . . . . .  $ 13,526
------------------------------------------  ---------
   Cost of revenues. . . . . . . . . . . .   (10,302)
------------------------------------------  ---------
Gross profit . . . . . . . . . . . . . . .  $  3,224
------------------------------------------  ---------

Fiscal year ended June 30, 2003
------------------------------------------
   Revenues. . . . . . . . . . . . . . . .  $  3,790
------------------------------------------  ---------
   Cost of revenues. . . . . . . . . . . .    (2,125)
------------------------------------------  ---------
Gross profit . . . . . . . . . . . . . . .  $  1,665
------------------------------------------  ---------

As of and during the years ended June 30, 2004 and 2003, no customer accounted for more than 10% of consolidated accounts receivable or total consolidated revenues. During 2004, all revenue derived from temporary staffing was from one client.

Net  sales  from  principal  geographic  areas  were  as  follows:

                   2004    2003
                -------  ------
Europe . . . .  $     -  $  367
--------------  -------  ------
Domestic sales   13,526   3,423
--------------  -------  ------
   Total . . .  $13,526  $3,790
--------------  -------  ------

NOTE  9  -  INCOME  TAXES

The Company's provision for income taxes is accounted for in accordance with SFAS 109. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is then provided for deferred tax assets that are more likely than not to not be realized.

The provision (benefit) for income taxes is as follows for the years ended June 30:

                   2004   2003
                  -----  -----

Current - State.  $   -  $   -
----------------  -----  -----
Deferred benefit      -      -
----------------  -----  -----
                  $   -  $   -
                  -----  -----

The  components  of  deferred  income  taxes  are  as  follows  at  June  30:

                                         2004       2003
                                     ---------  ---------
Deferred tax assets
-----------------------------------
   Net operating loss carryforwards  $ 37,600   $ 37,100
-----------------------------------  ---------  ---------
   Other. . . . . . . . . . . . . .       500        500
-----------------------------------  ---------  ---------
                                       38,100     37,600
                                     ---------  ---------
Valuation allowance . . . . . . . .   (38,100)   (37,600)
-----------------------------------  ---------  ---------
                                     $      -   $      -
                                     ---------  ---------

The Company's federal and state net operating loss carryforwards expire in various years through 2017. The Company has made numerous equity issuances that could result in limitations on the annual utilization of the Company's net operating loss carryforwards. The Company has not performed an analysis to determine the effect of such changes.

The provision for income taxes results in an effective rate that differs from the federal statutory rate. Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the years ended June 30, 2004:

                         Tax         Percentage
                         ----------  -----------

Federal tax . . . . . .  $  35,360         34.0%
-----------------------  ----------  -----------
State tax . . . . . . .      6,240          6.0%
-----------------------  ----------  -----------
Penalties . . . . . . .    304,300        292.6%
-----------------------  ----------  -----------
Reserves. . . . . . . .      5,100          4.9%
-----------------------  ----------  -----------
Discontinued operations   (551,480)     (530.3%)
-----------------------  ----------  -----------
Repriced options. . . .     47,940         46.1%
-----------------------  ----------  -----------
Net operating loss. . .    152,540        146.7%
-----------------------  ----------  -----------
                         $       -          0.0%
                         ----------  -----------

Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the years ended June 30, 2003:




                         Tax       Percentage
                         --------  -----------

Federal tax . . . . . .  $(2,331)      (34.0)%
-----------------------  --------  -----------
State tax . . . . . . .     (411)       (6.0)%
-----------------------  --------  -----------
Penalties . . . . . . .      688         10.0%
-----------------------  --------  -----------
Reserves. . . . . . . .      157          2.4%
-----------------------  --------  -----------
Discontinued operations      552          8.0%
-----------------------  --------  -----------
Repriced options. . . .       65          0.9%
-----------------------  --------  -----------
Net operating loss. . .    1,280         18.7%
-----------------------  --------  -----------
                         $     -          0.0%
                         --------  -----------



Note  10  -  Commitments  and  Contingencies

Lease  Commitment

The Company leases its operating facilities under a lease agreement that expires in March 2007. In addition, the Company leases other facilities and equipment under operating and capital short-term leases.

Total rental expense was approximately $242 and $306 for the years ended June 30, 2004 and 2003, respectively.

Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

                                             Capital Leases    Operating Leases
                                             ----------------  -----------------
YEAR ENDING JUNE 30,
-------------------------------------------
2005. . . . . . . . . . . . . . . . . . . .  $            21   $             123
-------------------------------------------  ----------------  -----------------
2006. . . . . . . . . . . . . . . . . . . .               15                 116
-------------------------------------------  ----------------  -----------------
2007. . . . . . . . . . . . . . . . . . . .               11                  46
-------------------------------------------  ----------------  -----------------
2008. . . . . . . . . . . . . . . . . . . .               11                   -
-------------------------------------------  ----------------  -----------------
2009. . . . . . . . . . . . . . . . . . . .               30                   -
-------------------------------------------  ----------------  -----------------
Net minimum lease payments. . . . . . . . .               88   $             104
-------------------------------------------  ----------------  -----------------
Less: Amounts representing interest . . . .              (15)
-------------------------------------------  ----------------
Present value of net minimum lease payments               73
-------------------------------------------  ----------------
Less: Current portion . . . . . . . . . . .              (10)
-------------------------------------------  ----------------
Long-term portion . . . . . . . . . . . . .  $            63
-------------------------------------------  ----------------

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Legal  Matters
--------------

In October 1999, the law firms of Weiss & Yourman and Stull, Stull & Brody made a public announcement that they had filed a lawsuit against the Company and certain current and past officers and/or directors, alleging violation of federal securities laws and, in November 1999, the lawsuit, filed in the name of Nahid Nazarian Behfarin, on her own behalf and others purported to be similarly situated, was served on the Company. In January 2003, the Company entered into a Stipulation of Settlement with the plaintiffs. It agreed to pay the plaintiffs 5,000,000 shares of common stock and $200 in cash. The Parties have accepted the settlement. DRDF has issued the shares, and its insurance carrier has paid the $200 cash payment. Pursuant to a hearing in May 2003 the Court provided approval to the settlement.

On August 22, 2002, the Company was sued by its former landlord, Carmel Mountain #8 Associates, L.P. or past due rent on its former facilities at 15175 Innovation Drive, San Diego, CA 92127.

DRDF was a party to a lawsuit filed by Symphony Partners, L.P. related to its acquisition of SourceOne Group, LLC. As reported on Form 8-K, dated July 22, 2003, the plaintiffs sought payment of $702. In June 2003, the Company entered into a settlement with the plaintiffs for a cash payment of $274, which has been paid.

DRDF is one of dozens of companies sued by The Massachusetts Institute of Technology, et al., related to a patent held by the plaintiffs that may be related to part of the Company's ColorBlind software. Subsequent to the period reported in this filing, in June 2003, the Company entered into a settlement with the plaintiffs who have agreed to dismiss their claims against DRDF with prejudice in exchange for a settlement fee payment of $10, which has been paid.

The Company has been sued in Illinois state court along with AIA/Mirriman, its insurance brokers by the Arena Football League-2 ("AFS"). Damages payable to AF2, should they win the suit, could exceed $700. The Company expects to defend its position and rely on representations of its insurance brokers.

Throughout fiscal 2003 and 2004, and through the date of this filing, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars.

In connection with the Company's controlling interest of Quik Pix, Inc., the Company is not aware of any pending litigation.

From time to time, the Company is involved in litigation relating to claims arising out of their operations in the normal course of business.

NOTE  11  -  GAIN  ON  EXTINGUISHMENT  OF  DEBT

During the year ended June 30, 2004, the Company recognized a gain on extinguishment of debt of $1,145. This gain resulted primarily from the write off of stale accounts payable. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as extinguishment of debt.

During the year ended June 30, 2003, the Company recognized a gain on extinguishment of debt of $2,367. This gain resulted primarily from the write off of stale accounts payable as discussed below, as well as a gain on a settlement of a long-term note payable of $702, which was settled for $274 in cash resulting in a gain of $428. With respect to the write-off of accounts payable, the Company reviewed its accounts payable and determined that $1,942 was associated with unsecured creditors. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as extinguishment of debt.


NOTE  12  -  SUBSEQUENT  EVENTS

From July 1, 2004 to September 30, 2004, the Company issued 50,058,676 shares of its common stock to consultants, for warrant exercises, for conversion of convertible debt, and for the reduction of debt.

The Company also borrowed $245 from an investor to fund the acquisition of M&M Nursing.

Quik Pix, Inc., issued 1,000,000 shares of its common stock for settlement of a debt.

PART  II.   INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
------------------------------------------------------

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICER

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission  Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling DRDF. DRDF has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

Related  to the securities being registered.   The expenses shall be paid by the
Registrant.

SEC Registration Fee. . . . . .  $   243.26
-------------------------------  ----------
Printing and Engraving Expenses  $ 5,000.00
-------------------------------  ----------
Legal Fees and Expenses . . . .  $20,000.00
-------------------------------  ----------
Accounting Fees and Expenses. .  $15,000.00
-------------------------------  ----------
Transfer Agent Fees . . . . . .  $ 5,000.00
-------------------------------  ----------
Blue Sky Fees . . . . . . . . .  $ 1,000.00
-------------------------------  ----------
Miscellaneous . . . . . . . . .  $ 5,000.00
-------------------------------  ----------
Total . . . . . . . . . . . . .  $51,243.26
-------------------------------  ----------

RECENT  SALES  OF  UNREGISTERED  SECURITIES
-------------------------------------------

DRDF made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

Fiscal  Year  2001
------------------

On March 6, 2001, 5,067,568 shares were issued to the Celeste Trust for the conversion of a convertible debenture at $0.056 per share. These shares were valued at $283,784. These shares were issued pursuant to the exempt provided by
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

Fiscal  Year  2002
------------------

On January 28, 2002, 166,667 shares were issued to Lucan Allen Cline at $0.46 per share in payment of consulting services valued at $76,667. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On April 3, 2002, 35,000,000 shares were issued to American Industries at $.033 per shares for a legal settlement valued at $1,155,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Fiscal  Year  2003
------------------

On July 8, 2002, 450,000 shares were issued to Technipower, Inc. at $0.16 per share in settlement of debt valued at $72,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 10, 2002, 250,000 shares were issued to Gary Fong at $0.013 per share for payment of rent, valued at $3,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 11, 2002, 1,000,000 shares were issued to Michael Belletini at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 11, 2002, 1,000,000 shares were issued to David Stone at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 11, 2002, 1,000,000 shares were issued to David Valade at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 14, 2002, 500,000 shares were issued to Hiichiro Ogawa at $0.012 per share for consulting services valued at $6,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 14, 2002, 437,500 shares were issued to Sayakp Torihara at $0.012 per share for consulting services valued at $6,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 18, 2002, 198,379 shares were issued to Balmore Funds at $0.008 per share for conversion of a convertible debenture valued at $1,666. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 20, 2002, 35,000,000 shares were issued to Guardtec, Inc. for ________________ valued at $490,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 9, 2003 3,125,000 shares were issued to Sid Berman at $0.013 for the acquisition of QPI, valued at $40,625. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 9, 2003 1,250,000 shares were issued to Lee Finger at $0.013 for the acquisition of QPI, valued at $16,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 9, 2003 1,250,000 shares were issued to Hal Kirsch at $0.013 for the acquisition of QPI, valued at $16,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 9, 2003, 500,000 shares were issued to Edie Youngman at $0.013 for the acquisition of QPI, valued at $6,500. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 14, 2003, 5,000,000 shares were issued to Eun Hee Chung at $0.012 for consulting services valued at $60,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 14, 2003, 5,000,000 shares were issued to W.Y. Kim at $0.012 for $60,000 in cash. These shares were issued pursuant to the exempt provided by
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

On March 3, 2003, 300,000 shares were issued to Steven Reid at $0.011 for consulting services valued at $60,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On April 21, 2003, 1,000,000 shares were issued to Lester Brann at $0.011 per share for employee compensation valued at $11,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Fiscal  Year  2004
------------------

On July 18, 2003, 5,945,946 shares were issued to Bristol Investment Fund at $0.019 per share for conversion of a convertible debenture valued at $112,378. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On August 1, 2003, 5,000,000 shares were issued to MarketByte LLC at $0.025 for consulting services valued at $125,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 2, 2003, 12,402,597 shares were issued to Bristol Investment Fund at $0.025 per share for conversion of a convertible debenture valued at $312,545. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 9, 2003, 175,000 shares were issued to Stull, Stull & Brody at $0.032 for legal services valued at $5,600. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 9, 2003, 1,075,000 shares were issued to Weiss & Yourman at $0.032 for legal services valued at $34,400. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 2, 2003, 5,876,872 shares were issued to Bristol Investment Fund at $0.021 per share for conversion of a convertible debenture valued at $123,414. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 18, 2003, 2,454,146 shares were issued to Bristol Investment Fund at $0.013 per share for conversion of a convertible debenture valued at $32,640. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 4, 2004, 75,000 shares were issued to Gary Fong at $0.015 for rent valued at $1,125. These shares were issued pursuant to the exempt provided by
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

On January 7, 2004, 75,000 shares were issued to Gary Fong at $0.02 for services valued at $1,500. These shares were issued pursuant to the exempt provided by
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

On January 7, 2004, 150,000 shares were issued to Karim Alami at $0.02 for services valued at $3,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 15, 2004, 7,481,989 shares were issued to Amro . at $0.0124 for the conversion of convertible debentures and accrued interest of $92,777. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 2, 2004, 4,523,810 shares were issued to Bristol Capital . at $0.0084 for the conversion of convertible debentures of $38,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 4, 2004, 12,000,000 shares were issued (Bonar 7,000,000, Dietrich and Gaer both 2,500,000) pursuant to the exercise of stock options with an exercise price of $0.006. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 19, 2004, 7,500,000 shares were issued (Fryer 5,000,000 and Green 2,500,000) pursuant to the exercise of stock options with an exercise price of $0.006. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 1, 2004, 12,852,603 shares were issued to Bristol Capital . at $0.007 for the conversion of convertible debentures of $89,968. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 5, 2004, 10,000,000 shares were issued (Green and Fryer both 4,875,000 and Dietrich Green 250,000) pursuant to the exercise of stock options with an exercise price of $0.006. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 8, 2004, 2,747,287 shares were issued to Stonestreet at $0.0073 for the conversion of convertible debentures of $20,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 15, 2004, 13,121,275 shares were issued to Bristol Capital at $0.0049 for the conversion of convertible debentures of $64,294. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 16, 2004, 6,911,011 shares were issued to Balmore at $0.0088 for the conversion of convertible debentures of $60,817. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 25, 2004, 13,954,855 shares were issued to Stonestreet Limited Partnership at $0.00475 per share for conversion of a convertible debenture valued at $65,000 plus $1,285.56 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 25, 2004, 36,771,937 shares were issued to Balmore S.A at $0.0046526 per share for conversion of a convertible debenture valued at $140,000 and $31,087.79 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 25, 2004, 27,500,000 shares were issued to Howard Schraub at $0.008 per share for conversion of a convertible debenture valued at $220,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 25, 2004, 7,500,000 shares were issued to Blue Fin Corporation at $0.008 per share for conversion of a convertible debenture valued at $60,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Transactions  subsequent  to  June  30,  2004
---------------------------------------------

On September 22, 2004, Bristol Investment Fund, Ltd., was issued as a partial conversion of $17,500 of principal and $3,728.22 of interest at $0.0021 per share into 10,108,706 shares of Dalrada common stock. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 22, 2004, Bristol Investment Fund, Ltd., was issued as a conversion of $35,000 of principal and $7,640.55 of interest at $0.00147 per share into 28,427,032 shares of Dalrada common stock. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

                                    EXHIBITS
                                    --------

Exhibit  No.     Description
                 -----------

3(c)     Certificate  of  Amendment  of  Certificate  of  Incorporation  of  the
Company, filed May 23, 1997, as amended, and currently in effect (Incorporated by reference to 1997 Form 10-K) *

3(d)     Certificate of Amendment of Certificate of Incorporation, filed January
12, 1999, as amended and currently in effect (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

3(e) Certificate Eliminating Reference to Certain Series of Shares of Stock from the Certificate of Incorporation, filed January 12, 1999, as amended and currently in effect (Incorporated by reference to Form 10-Q for the period ended
December  31,  1998)     *

3(f)     By-Laws  of  the  Company,  as  amended,  and  currently  in  effect
(Incorporated  by  reference  to  Exhibit  3(b)  to  1987  Form  10-K)       *

3(g)     Certificate of Amendment of Certificate of Incorporation, filed May 12,
2000,  as  amended and currently in effect (Incorporated by reference to Exhibit
3(g)  to  2001  Form  10-K)     *

4(a)     Amended  Certificate of Designation of Imaging Technologies Corporation
with respect to the 5% Convertible Preferred Stock (Incorporated by reference to Exhibit 4(d) to 1987 Form 10-K) *

4(b)     Amended  Certificate of Designation of Imaging Technologies Corporation
with  respect  to  the  5% Series B Convertible Preferred Stock (Incorporated by
reference  to  Exhibit  4(b)  to  1988  Form  10-K)   *

4(c)     Certificate  of  Designations,  Preferences  and  Rights  of  Series  C
Convertible Preferred Stock of Imaging Technologies Corporation (Incorporated by reference to Exhibit 4(c) to 1998 Form 10-K) *

4(d) Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock to be Designated Series D Convertible Preferred
Stock, filed January 13, 1999 (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

4(e) Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock to be Designated Series E Convertible Preferred Stock, filed January 28, 1999 (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

5.1     Legal  Opinion  of  Owen  Naccarato

10(a)     Private Equity Line of Credit Agreement by and among certain Investors and  the Company (Incorporated by reference to Form 8-K, filed July 26, 2000)  *

10(b) Convertible Note Purchase Agreement dated December 12, 2000 between the Company and Amro International, S.A., Balmore Funds, S.A., and Celeste Trust Reg. (Incorporated by reference to Form 8-K, filed January 19, 2001. *

10(c)     Convertible  Note  Purchase  Agreement dated July 26, 2001 between the
Company and Balmore Funds, S.A. (Incorporated by reference to Form 8-K filed August 2, 2001. *

10(d)     Share  Purchase  Agreement,  dated  December 1, 2000, between ITEC and
EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) *

10(e)     Agreement  to Acquire Shares, dated December 1, 2000, between ITEC and
Quik Pix, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) and subsequently cancelled. *

10(f)     Agreement to Acquire Shares, dated December 17, 2000, between ITEC and
Pen Internconnect, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) and subsequently cancelled. *

10(g)     Share  Purchase  Agreement,  dated  December 1, 2000, between ITEC and
EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) *

10(h)     Convertible  Promissory  Note  dated  September  21,  2001 between the
Company  and  Stonestreet  Limited  Partnership.  (Incorporated  by reference to
Exhibit  10(u)  of  2001  Form  10-K)  *

10(i)     Convertible  Note  Purchase Agreement dated September 21, 2001 between the Company and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(v) of 2001 Form 10-K) *

10(j)     Registration  Rights  Agreement  dated  September 21, 2001 between the
Company  and  Stonestreet  Limited  Partnership.  (Incorporated  by reference to
Exhibit  10(w)  of  2001  Form  10-K)  *

10(k)     Form of Warrant to Purchase 11,278,195 Shares of Common Stock of ITEC,
dated September 21, 2001, between ITEC and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(x) of 2001 Form 10-K) *

10(l)     Asset  Purchase  Agreement,  dated October 25, 2001, among the Company and Lisa Lavin, Gary J. Lavin, and Roland A. Fernando. (Incorporated by reference to Exhibit 10(a) to September 2001 Form 10-Q) *

10(m)     Audited Financial Statements of SourceOne Group, LLC. (Incorporated by
reference  to  Form  8-K  filed  on  January  25,  2002)       *

10(n)     Secured  Convertible  Debenture  issued  by  the  Company  to  Bristol
Investment  Fund,  Ltd.,  dated  January 22, 2002. (Incorporated by reference to
Exhibit  10(a)  of  December  2001  Form  10-Q)  *

10(o)     Securities  Purchase  Agreement  between  the  Company  and  Bristol
Investment  Fund,  Ltd.,  dated  January 22, 2002. (Incorporated by reference to
Exhibit  10(b)  of  December  2001  Form  10-Q)  *

10(p)     Registration  Rights  Agreement  between  the  Company  and  Bristol
Investment  Fund,  Ltd.,  dated  January 22, 2002. (Incorporated by reference to
Exhibit  10(c)  of  December  2001  Form  10-Q)  *

10(q)     Transaction  Fee  Agreement  between  the Company and Alexander Dunham
Securities, Inc., dated January 22, 2002. (Incorporated by reference to Exhibit 10(d) of December 2001 Form 10-Q) *

10(r)     Stock  Purchase  Warrant  issued to Alexander Dunham Securities, Inc., dated January 22, 2002. (Incorporated by reference to Exhibit 10(e) of December 2001 Form 10-Q) *

10(s)     Stock  Purchase Warrant issued to Bristol Investment Fund, Ltd., dated
January 22, 2002. (Incorporated by reference to Exhibit 10(f) of December 2001 Form 10-Q) *

10(t)     Security  Agreement  between  the Company and Bristol Investment Fund,
Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(g) of December 2001 Form 10-Q) *

10(u)     Convertible  Promissory  Note  between  the  Company  and  Stonestreet
Limited  Partnership,  dated  November  7,  2001.  (Incorporated by reference to
Exhibit  10(h)  of  December  2001  Form  10-Q)  *

10(v)     Convertible  Note  Purchase  Agreement  between  the  Company  and
Stonestreet  Partnership,  dated November 7, 2001. (Incorporated by reference to
Exhibit  10(i)  of  December  2001  Form  10-Q)  *

10(w)     Registration  Rights  Agreement  between  the  Company and Stonestreet
Limited  Partnership,  dated  November  7,  2001.  (Incorporated by reference to
Exhibit  10(j)  of  December  2001  Form  10-Q)  *

10(x)     Stock  Purchase  Warrant  issued  to  Stonestreet Limited Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(k) of December 2001 Form 10-Q *

10(y)     Acquisition  Agreement  between  the  Company  and Dream Canvas, Inc., dated  May  17,  2002;  subject  to  completion  of  its terms. (Incorporated by
reference  to  Exhibit  10(y)  of  Form  10-K  filed  November  18,  2002.)   *

10(z)     Closing  Agreement  between the Company and Quik Pix, Inc., dated July
23, 2002, subject to completion of its terms. (Incorporated by reference to Exhibit 10(z) of Form 10-K filed November 18, 2002.) *

10(aa)     Agreement  to  Acquire  Shares  between  the  Company  and  Greenland
Corporation, dated August 5, 2002, subject to completion of its terms.(Incorporated by reference to Exhibit 10(aa) to Form 10-K filed November 18, 2002. *

10(ab)     Acquisition  Agreement,  dated December 13, 2002, between the Company and Baseline Worldwide, Limited. (Incorporated by reference to Exhibit 99.3 of Form 8-K filed December 19, 2002.) *

10(ac)     Secured  Promissory  Note  in  the amount of $2,250,000 issued by the
Company to Greenland Corporation, dated January 7, 2003. (Incorporated by reference to Exhibit 99.1 of Form 8-K filed January 21, 2003.) *

10(ad)     Security  Agreement,  dated  January 7, 2003, between the Company and
Greenland  Corporation.  (Incorporated  by reference to Exhibit 99.2 of Form 8-K
filed  January  21,  2003.)       *

10(ae)     Agreement to Acquire Shares, dated August 9, 2002 between the Company and Greenland Corporation. (Incorporated by reference to Exhibit 99.3 of Form 8-K filed January 21, 2003.) *

10(af)     Closing  Agreement,  dated  January  7, 2003, between the Company and
Greenland Corporation. (Incorporated by reference to Exhibit 99.4 of Form 8-K filed January 21, 2003.) *

10(ag)     Share Acquisition Agreement, dated June 12, 2002, between the Company and Quik Pix, Inc. (Incorporated by reference to Exhibit 99.5 of Form 8-K filed January 21, 2003.) *

10(ah)     Closing  Agreement, dated July 23, 2002, between the Company and Quik
Pix,  Inc.  (Incorporated by reference to Exhibit 99.6 of Form 8-K filed January
21,  2003.)       *

10(ai)     Stock  Purchase  Agreement  among the Company, Greenland Corporation, and ExpertHR-Oklahoma, dated March 18, 2003. (Incorporated by reference to Exhibit 10(j) to Form 10-Q filed May 20, 3003). *

10(aj)     Assignment  of Patent between John Capezzuto and Quik Pix, Inc. dated
January  14,  2003.  *

10(ak)     Promissory  Note between the Company and John Capezzuto dated June 1,
2003  (signed  June  9,  2003).  *

10(al)     Promissory  Note between the Company and John Capezzuto dated June 9,
2003  *

10(am)     Agreement  and  Assignment of Rights, dated February 1, 2003, between
Accord Human Resources, Inc. and Greenland Corporation, and Imaging Technologies. (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed
April  7,  2003  by  Greenland  Corporation   *

10(an) Agreement and Assignment of Rights, dated March 1, 2003, between StaffPro Leasing 2, Greenland Corporation, and ExpertHR. (Incorporated by reference to Exhibit 10(l) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.) *

10(ao)     Promissory  Note,  dated March 1, 2003, payable to StaffPro Leasing 2 by Greenland Corporation. (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.) *

10(ap)     Agreement  to  Acquire Shares between the Company and The Christensen
Group,  et  al,
     dated  April  1,  2003.  *

10(aq)     Agreement  and  Assignment of Rights, dated October 24, 2003, between
SourceOne Group, Inc. and ePEO Link, incorporated by reference to Exhibit 10(a) of Form 10-Q, filed November 24, 2003. *

10(ar)     Alpha  Capital  Aktiengsellschaft December 17, 2003 convertible note, incorporated by reference to Exhibit 10(a) to Form 10-QSB, filed February 13, 2004. *

10(ar)     Alpha  Capital  Aktiengsellschaft  December  17,  2003  warrant  , incorporated by reference to Exhibit 10(b) to Form 10-QSB, filed February 13, 2004. *

10(as)     Gamma  Opportunity Capital Partners, LP December 17, 2003 convertible note ,incorporated by reference to Exhibit 10(c) to Form 10-QSB, filed February 13, 2004. *

10(at)     Gamma  Opportunity  Capital  Partners, LP December 17, 2003 warrant , incorporated by reference to Exhibit 10(d) to Form 10-QSB, filed February 13, 2004. *

10(au)     Longview  Fund,  LP December 17, 2003 convertible note , incorporated by  reference  to  Exhibit  10(e)  to  Form  10-QSB, filed February 13, 2004.  *

10(av)     Longview, LP December 17, 2003 warrant , incorporated by reference to
Exhibit  10(f)  to  Form  10-QSB,  filed  February  13,  2004.  *

10(aw)     Stonestreet  Limited Partnership December 17, 2003 convertible note , incorporated by reference to Exhibit 10(g) to Form 10-QSB, filed February 13, 2004. *

10(ax)     Stonestreet  Limited  Partnership  December  17,  2003  warrant, incorporated by reference to Exhibit 10(h) to Form 10-QSB, filed February 13, 2004. *

10(ay)     Subscription  Agreement December 17, 2003 , incorporated by reference to  Exhibit  10(i)  to  Form  10-QSB,  filed  February  13,  2004.  *

10(az)     Agreement  of  Acquisition  between  the  Company and Quik Pix, Inc., dated April 16, 2004, incorporated by reference to Exhibit 10.1 to Form 10-QSB, filed May 19, 2004. *

23.1     Consent of Naccarato $ Associates (Included in opinion filed as Exhibit
5.1)

23.2     Consent  of  Pohl,  McNabola,  Berg  &  Company  LLP

All exhibits except those followed by an asterisk (* or **) are incorporated by reference only and a copy is not included in this Form 10-K filing.

UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  that  it  will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     iii) Include any additional or changed material information on the plan of distribution
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking  (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, CA, 92127.

Registrant:     Dalrada  Financial  Corporation

Signature . .  Title            Date
-------------  ---------------  ---------------------------

By: . . . . .  /s/ Brian Bonar  Chief Executive Officer and  October 27, 2004
-------------  ---------------  ---------------------------  ----------------
  Brian Bonar  Director
-------------  ---------------


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Brian Bonar as his attorney-in-fact, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form SB2 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE. . . . . . . . . . . . . . .  TITLE                           DATE
--------------------------------------  ------------------------------  ----

  Chairman of the Board of Directors,.  October 27, 2004
/s/ Brian Bonar. . . . . . . . . . . .  Chief Executive Officer, and
--------------------------------------
Brian Bonar. . . . . . . . . . . . . .  Acting Chief Financial Officer
  (Principal Executive Officer)
/s/ Robert A. Dietrich . . . . . . . .  October 27, 2004
--------------------------------------
Robert A. Dietrich
  Director
/s/ Eric W. Gaer
--------------------------------------
Eric W. Gaer . . . . . . . . . . . . .  October 27, 2004
  Director
/s/ Stephen J. Fryer . . . . . . . . .  October 27, 2004
--------------------------------------
Stephen J. Fryer
  Director
/s/ Richard H. Green . . . . . . . . .  October 27, 2004
--------------------------------------
Richard H. Green
  Director

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